UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the

Securities Exchange Act of 1934

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ROXIO, INC.

(Name of Registrant as Specified in Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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August 18, 2003

Dear Stockholder:

On behalf of the Board of Directors, you are cordially invited to attend the 2003 Annual Meeting of Stockholders of Roxio, Inc. to be held at our corporate headquarters located at 455 El Camino Real, Santa Clara, CA 95050, on September 18, 2003 at 10:00 a.m., local time. The formal notice of the Annual Meeting appears on the following page. The attached Notice of Annual Meeting and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

During the Annual Meeting, stockholders will hear a presentation by Roxio and have the opportunity to ask questions. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented. Regardless of the number of shares you own, please sign and date the enclosed proxy card and promptly return it to us in the enclosed postage-prepaid envelope. If you sign and return your proxy card without specifying your choices, your shares will be voted in accordance with the recommendations of the Board of Directors contained in the Proxy Statement.

We look forward to seeing you on September 18, 2003 and urge you to return your proxy card as soon as possible.

Sincerely,

Wm. Christopher Gorog

Chairman and Chief Executive Officer

ROXIO, INC.

455 El Camino Real

Santa Clara, California 95050

(408) 367-3100

Notice of Annual Meeting of Stockholders

to be Held on September 18, 2003

To the Stockholders of Roxio, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Roxio, Inc. will be held at 10:00 a.m., local time, on September 18, 2003, at Roxio’s corporate headquarters located at 455 El Camino Real, Santa Clara, CA 95050, for the following purposes, as more fully described in the accompanying Proxy Statement:

1.  To vote for the election of Joseph C. Kaczorowski and Brian C. Mulligan to our Board of Directors each for a three-year term expiring at the annual meeting in 2006;

2.  To vote on a proposed new incentive plan, the Roxio, Inc. 2003 Stock Plan;

3.  To vote on an amendment to the 2001 Employee Stock Purchase Plan to authorize an additional 250,000 shares for issuance under the plan;

4.  Ratification of the selection of PricewaterhouseCoopers LLP as Roxio’s independent auditors for the fiscal year ending March 31, 2004; and

5.  To transact such other business as may properly come before the meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on July 24, 2003 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting.

By order of the Board of Directors,

William E. Growney, Jr.

Secretary

Santa Clara, California

August 18, 2003

ALL STOCKHOLDERS ARE URGED TO ATTEND THE MEETING IN PERSON OR BY PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE FURNISHED FOR THAT PURPOSE.

PROXY STATEMENT

We are sending this Proxy Statement to you, the stockholders of Roxio, Inc., a Delaware corporation, as part of our Board of Directors’ solicitation of proxies to be voted at our Annual Meeting of Stockholders to be held at 10:00 a.m., local time, on September 18, 2003, at 455 El Camino Real, Santa Clara, CA 95050, and any adjournments thereof (the “Annual Meeting”).

We are mailing this Proxy Statement and proxy card on or about August 22, 2003. We are also enclosing a copy of our 2003 Annual Report to Stockholders, which includes our financial statements for the fiscal year ended March 31, 2003 (“fiscal 2003”). The Annual Report is not, however, part of the proxy materials.

QUESTIONS AND ANSWERS

What am I voting on?

At the Annual Meeting, our stockholders will be voting on four proposals: (i) the reelection of two of our directors (Joseph C. Kaczorowski and Brian C. Mulligan), (ii) approval of a new incentive plan, the Roxio, Inc. 2003 Stock Plan (“2003 Plan”), (iii) approval of an amendment to the 2001 Employee Stock Purchase Plan (“ESPP”) to authorize an additional 250,000 shares for issuance under the plan (“ESPP Amendment”), and (iv) the ratification of the selection of PricewaterhouseCoopers LLP (“PWC”) as our independent auditors for the fiscal year ending March 31, 2004 (“fiscal 2004”).

How does the Board of Directors recommend I vote on the proposals?

Our Board of Directors recommends you vote FOR the Board of Directors’ nominees, FOR approval of the 2003 Plan, FOR approval of the ESPP Amendment, and FOR the ratification of the selection of PWC as our independent auditors for fiscal 2004.

Who is entitled to vote at the meeting?

Stockholders of record as of the close of business on July 24, 2003, which is known as the record date, are entitled to vote.

How do I vote?

Sign and date each proxy card you receive and return it in the postage-prepaid envelope. If you return your signed proxy card but do not mark the boxes showing how you wish to vote, your shares will be voted FOR the director nominees, FOR approval of the 2003 Plan, FOR approval of the ESPP Amendment, and FOR the ratification of the selection of PWC as our independent auditors for fiscal 2004. You have the right to revoke your proxy at any time before your shares are actually voted at the Annual Meeting by:

•	notifying our corporate secretary in writing;

•	signing and returning a later-dated proxy card; or

•	voting in person at the Annual Meeting.

How will voting on any other business be conducted?

Other than the proposals described in this Proxy Statement, we know of no other business to be considered at the Annual Meeting. However, if any other matters are properly presented at the meeting, your signed proxy card authorizes Wm. Christopher Gorog, chief executive officer, and R. Elliot Carpenter, our vice president and chief financial officer, to vote on those matters according to their best judgment.

Who will count the vote?

Representatives of Mellon Investor Services LLC, the independent inspector of elections, will count the vote.

What does it mean if I receive more than one proxy card?

It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How many shares can vote?

As of the record date, 27,488,248 shares of our common stock were issued and outstanding. Holders of our common stock as of the record date are entitled to one vote per share for each matter before the meeting.

How many votes are required to approve the proposals?

Proposal 1:  A plurality of the shares of common stock voting in person or by proxy is required to elect the nominees for director. A plurality means that the nominees receiving the largest number of votes cast will be elected. Each stockholder will be entitled to vote the number of shares of common stock held as of the record date by that stockholder for each director position to be filled. Stockholders will not be allowed to cumulate their votes in the election of directors.

Proposal 2:  A majority of the votes present at the Annual Meeting will be needed to approve the 2003 Plan.

Proposal 3:  A majority of the votes present at the Annual Meeting will be needed to approve the ESPP Amendment.

Proposal 4:  A majority of the votes present at the Annual Meeting will be needed to ratify PWC as Roxio’s independent auditors for fiscal 2004.

If other matters are properly brought before the Annual Meeting, the vote required will be determined in accordance with applicable law, the Nasdaq Marketplace Rules, and Roxio’s charter and bylaws, as applicable.

What constitutes a quorum?

A quorum is a majority of the voting power of the shares entitled to vote at the Annual Meeting. As there were 27,488,248 eligible votes as of the record date, we will need at least 13,744,125 votes present in person or by proxy at the Annual Meeting for a quorum to exist.

What happens if I abstain?

When an eligible voter attends the meeting but decides not to vote, his or her decision not to vote is called an abstention. Properly executed proxy cards that are marked “abstain” or “withhold authority” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

•	abstention shares are present and entitled to vote for purposes of determining the presence of a quorum;

•	abstentions will be treated as not voting for purposes of determining the approval of any matter submitted to the stockholders for a vote requiring a plurality, a majority or some other percentage of the votes actually cast; and

•	abstentions will have the same effect as votes against a proposal if the vote required is a majority or some other percentage of the voting power present or of the votes entitled to be cast.

What happens if my shares are held by a broker or nominee?

If you are the beneficial owner of shares held in “street name” by a broker or nominee, the broker or nominee, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker or nominee, that person will nevertheless be entitled to vote the shares with respect to “discretionary” items but will not be permitted to vote the shares with respect to “non-discretionary” items (in which case, the shares will be treated as broker non-votes).

How will “broker non-votes” be treated?

“Broker non-votes” are shares held by brokers or nominees for whom the broker or nominee lacks discretionary power to vote and never received specific voting instructions from the beneficial owner of the shares. Broker non-votes are counted for purposes of calculating a quorum. However, when the broker or nominee notes on the proxy card that it lacks discretionary authority to vote shares on a particular matter, those shares will not be treated as shares entitled to vote on that matter.

Who can attend the Annual Meeting?

All stockholders as of July 24, 2003 can attend the Annual Meeting. If you plan to attend, please check the box on your proxy card. If your shares are held through a broker and you would like to attend, please either: (1) write William E. Growney, Jr., our general counsel and secretary, at 455 El Camino Real, Santa Clara, California 95050, or (2) bring to the meeting a copy of your brokerage account statement or an omnibus proxy (which you can obtain from your broker).

When are stockholder proposals due for the 2004 Annual Meeting?

If you want to include a stockholder proposal in the proxy statement for our 2004 Annual Meeting of Stockholders, it must be delivered to Roxio’s Secretary at our principal office located at 455 El Camino Real, Santa Clara, California 95050 before the close of business on April 20, 2004. If you intend to present a proposal at our 2004 annual meeting and do not request timely inclusion of the proposal in our proxy statement, then we must receive notice of such proposal no later than the close of business on May 21, 2004. If we do not receive notice by that date, no discussion of your proposal is required to be included in our 2004 proxy statement and we may use our discretionary authority to vote on the proposal if you do present it at our annual meeting.

Stockholders can also nominate persons to be directors. If you want to nominate a person, you must follow the procedures set forth in our bylaws. You must deliver a notice to Roxio’s Secretary at our principal executive offices before the close of business on May 21, 2004.

How will Roxio solicit proxies for the Annual Meeting?

We are soliciting proxies by mailing this Proxy Statement and proxy card to our stockholders. We will pay the solicitation costs, and will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to beneficial owners. We may also engage a proxy solicitation company in connection with the Annual Meeting for a fee, which is not expected to exceed $9,000 plus out-of-pocket expenses.

How do I obtain a copy of the Annual Report on Form 10-K that Roxio filed with the Securities and Exchange Commission?

Our Annual Report on Form 10-K is part of the Annual Report that is being mailed to you with this Proxy Statement. If, for whatever reason, you need another copy, we will provide one to you free of charge upon your written request to William E. Growney, Jr., our general counsel and secretary, at 455 El Camino Real, Santa Clara, California 95050.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven directors. Our certificate of incorporation provides for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms. At the Annual Meeting, two directors will be elected for a term of three years expiring at our 2006 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The nominees, Joseph C. Kaczorowski and Brian C. Mulligan, are presently members of our Board of Directors. The Board of Directors recommends that the stockholders vote in favor of the election of the nominees named in this Proxy Statement to serve as members of our Board of Directors. See “Nominees” below.

The five directors whose terms of office do not expire in 2003 will continue to serve after the Annual Meeting until such time as their respective terms of office expire and their respective successors are duly elected and qualified. See “Other Directors” below.

If at the time of the Annual Meeting the nominees should be unable or decline to serve, the persons named as proxies on the proxy card will vote for such substitute nominee(s) as our Board of Directors recommends, or vote to allow the vacancy created thereby to remain open until filled by our Board of Directors, as our Board of Directors recommends. The Board of Directors has no reason to believe that the nominees will be unable or decline to serve as directors if elected.

NOMINEES

The names of the nominees for election to the office of director for a three-year term expiring at the 2006 Annual Meeting and certain biographical information concerning such nominees are set forth below:

Joseph C. Kaczorowski, age 47, has served as a director since April 2001. Mr. Kaczorowski’s initial term as a director expires at the Annual Meeting. Mr. Kaczorowski currently serves as executive vice president and chief financial officer of HOB Entertainment, Inc., an entertainment company. He joined HOB Entertainment, Inc. in August 1996. Mr. Kaczorowski holds a B.S. in Accounting from St. John’s University.

Brian C. Mulligan, age 44, has served as a director since March 2003. Mr. Mulligan’s initial term as a director expires at the Annual Meeting. From April 2002 to August 2002, Mr. Mulligan was an executive advisor to The Boston Consulting Group, a management consulting firm. From January 2001 to March 2002, he served as chairman of Fox Television, a division of The News Corporation Limited, or NewsCorp. From November 1999 to December 2000, Mr. Mulligan was the chief financial officer of The Seagram Company Ltd., parent company of Universal Music and Universal Studios, Inc. From June 1999 to December 1999, he was co-chairman of Universal Pictures. Prior to that, Mr. Mulligan served in several positions at Universal Studios, Inc., including, executive vice president, operations and finance from December 1998 to June 1999 and senior vice president, business development and strategic planning from June 1995 to December 1998. Mr. Mulligan is a director of Ascent Media Group, Inc., a creative and technical media services company. Mr. Mulligan holds a Bachelor’s degree in Business Administration from the University of Southern California and a Master’s degree in Business Administration from the John E. Anderson Graduate School of Management at the University of California, Los Angeles.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE ABOVE MENTIONED NOMINEES.

OTHER DIRECTORS

The following persons will continue to serve as members of our Board of Directors after the Annual Meeting until their respective terms of office expire (as indicated below) and their respective successors are elected and qualified:

Vernon E. Altman, age 57, has served as a director since December 2001. Mr. Altman’s initial term as a director expires at the annual meeting in 2004. Mr. Altman is director of Bain & Company, a leading international consulting firm. Mr. Altman leads Bain’s technology/telecommunication practice and Bain’s full potential transformation practice. Mr. Altman joined Bain at its founding in 1973. Mr. Altman received Bachelor’s and Master’s degrees in electrical engineering from Massachusetts Institute of Technology (MIT), and a Master’s degree in Management from MIT’s Sloan School.

Richard J. Boyko, age 54, has served as a director since April 2001. Mr. Boyko’s current term as a director expires at the annual meeting in 2005. Since July 2003, Mr. Boyko has served as the managing director of the VCU School of Mass Communications graduate program in advertising. Prior to that Mr. Boyko served as co-president and chief creative officer of Ogilvy & Mather, an advertising agency. He joined Ogilvy & Mather in November 1989. Mr. Boyko majored in advertising at Art Center College of Design.

Wm. Christopher Gorog, age 50, has served as our chief executive officer and as a director since August 2000. Mr. Gorog’s current term as a director expires at the annual meeting in 2004. Mr. Gorog has served as our chairman of the board since September 2001. From February 1999 to September 2000, Mr. Gorog served as a consultant in the entertainment and media industry, including serving as advisor to J.H. Whitney, an asset management company, in HOB Entertainment, Inc.’s acquisition of Universal Concerts. From November 1995 to February 1999, Mr. Gorog served as president of new business development at Universal Studios, an entertainment company. From January 1995 to November 1995, Mr. Gorog served as executive vice president of group operations at Universal Studios. Mr. Gorog is a director of Critical Path, Inc., a digital communications software and services company. Mr. Gorog earned a B.A.S. in Telecommunications and Film from San Diego State University.

Lawrence Kenswil, age 52, has served as a director since July 2003. Mr. Kenswil’s initial term as a director expires at the annual meeting in 2005. Mr. Kenswil is president of Universal eLabs, a division of Vivendi Universal’s Universal Music Group (“Universal Music”). Mr. Kenswil has headed eLabs from its founding in January 1999. Prior to that, he was Universal Music’s executive vice president, business and legal affairs. Mr. Kenswil sits on the board of directors of the Recording Industry Association of America (RIAA) and, previously, the board of the International Federation of the Phonographic Industry (IFPI). Mr. Kenswil holds a B.A. from Cornell University, an M.S. from Boston University, and a J.D. from Georgetown University. Mr. Kenswil was appointed to the board of directors by a wholly-owned subsidiary of Universal Music pursuant to its rights under the acquisition agreement dated May 19, 2003 among Roxio and wholly-owned subsidiaries of Sony Music Entertainment, Inc. and Universal Music through which Roxio acquired substantially all ownership of Napster LLC (d/b/a Pressplay).

Robert Rodin, age 49, has served as a director since April 2001. Mr. Rodin’s current term as a director expires at the annual meeting in 2005. Since October 2002, Mr. Rodin has been the founder and chief executive officer of the RDN Group, a management consulting firm. From 1999 through October, 2002, Mr. Rodin was the founder, chairman of the board and chief executive officer of eConnections, a provider of extended supply chain intelligence solutions. From 1991 through 1999, Mr. Rodin served as chief executive officer and president of Marshall Industries, a $1.7 billion industrial electronics distributor. Following the sale of Marshall to Avnet in 1999, Mr. Rodin served as president of global supply chain management and electronic commerce solutions and as a member of the Avnet global managing board. Mr. Rodin holds a B.A. in Psychology from University of Connecticut.

Information concerning our executive officers is incorporated by reference from Part I of our Annual Report on Form 10-K for fiscal 2003 filed with the Securities and Exchange Commission on June 30, 2003.

DIRECTOR COMPENSATION

Upon first becoming a member of our Board of Directors, each non-employee director receives an automatic grant of an option to purchase up to 25,000 shares of our common stock, or 30,000 shares if the director serves as our chairman of the board, or chairman of our compensation, audit, or nominating & corporate governance committee. In addition, all non-employee directors who have served for at least six months receive an annual option to purchase 6,250 shares or, if the non-employee director is our chairman of the board, or chairman of the compensation, audit, or nominating & corporate governance committee, 7,500 shares. The options granted to non-employee directors vest quarterly at the rate of 6.25% of the shares underlying the options. We reimburse our directors for costs associated with attending board meetings.

In October 2002, we approved a non-employee director compensation plan pursuant to which non-employee directors are entitled to an annual salary equal to $30,000 plus $10,000 for service on each of the audit, compensation, and nominating & corporate governance committees.

ATTENDANCE AT MEETINGS

Our Board of Directors met in person or conducted telephonic meetings a total of six (6) times during fiscal 2003. During that same period, the board acted two (2) times by unanimous written consent. Each director has attended at least 75% of all board meetings and applicable committee meetings since his election to the Board of Directors, except for Mr. Kaczorowski who has attended less than 75% of the board meetings and Mr. Boyko who has attended less than 75% of the board and Audit Committee meetings.

CORPORATE GOVERNANCE

Our Board of Directors and management are committed to good corporate governance to ensure that we are managed for the long-term benefit of our stockholders. To that end, during the past year, the Board of Directors and management have reviewed our corporate governance policies and practices against those suggested by various groups or authorities active in corporate governance and practices of other companies, as well as the requirements of the Sarbanes-Oxley Act of 2002, the proposed and final rules of the Securities and Exchange Commission, and the proposed new listing standards of Nasdaq.

Based on this review, we have taken several steps to voluntarily implement many of the proposed new rules, policies and listing standards. In particular, we have:

•	created the Nominating & Corporate Governance Committee and adopted a new charter for this committee;

•	adopted amended and restated charters for the Audit Committee and the Compensation Committee;

•	instituted a Code of Ethics applying to our senior executives and financial officers; and

•	adopted corporate governance policies of the Board of Directors.

In addition, we continue numerous good governance practices and policies, including:

•	a majority of the members of our Board of Directors are independent; and

•	all members of the Audit Committee and Compensation Committee meet the appropriate tests for independence and we expect that when the Nominating & Corporate Governance Committee members are appointed that they will meet the appropriate tests for independence.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established a Compensation Committee and an Audit Committee, each comprised entirely of directors who are not employees of Roxio. The Board of Directors recently created a Nominating & Corporate Governance Committee; to date, selection of nominees for the board has been made by the entire Board of Directors.

Audit Committee

The Audit Committee of our Board of Directors consists of three non-employee directors, Messrs. Boyko, Kaczorowski and Rodin. Our Audit Committee operates under a written charter that was originally adopted in 2001 and amended in August 2003. A copy of the amended Audit Committee Charter is attached to this Proxy Statement as Appendix A. The amended Audit Committee Charter requires that the Audit Committee consist of three or more board members who satisfy the “independence” requirements of Nasdaq and applicable law. Each of the members of the Audit Committee satisfy these requirements. In addition, our Board of Directors believes that Mr. Kaczorowski is an “audit committee financial expert” as defined under the rules of the Securities and Exchange Commission. The Audit Committee reviews our auditing, accounting, financial reporting and internal control functions and makes recommendations to our Board of Directors for the selection of independent accountants. The Audit Committee has also considered whether the provision of services by PWC under the caption “All Other Fees” below is compatible with maintaining the independence of PWC.

In discharging its duties, the Audit Committee oversees the following matters:

•	the integrity of our financial statements;

•	our compliance with legal and regulatory requirements;

•	the independent auditors’ qualifications and independence, and

•	the performance of our independent auditors.

The Audit Committee met in person or conducted telephonic meetings a total of seven (7) times during fiscal 2003. During that same period, the Audit Committee did not act by unanimous written consent.

Compensation Committee

The Compensation Committee of our Board of Directors consists of three non-employee directors: Messrs. Altman, Kaczorowski and Rodin. Our Compensation Committee determines, approves and reports to the Board of Directors relating to compensation of our executive officers and directors, including targeted total cash compensation and long-term equity based incentives. Our Compensation Committee also receives and evaluates performance target goals for senior officers and employees and makes recommendations to the Board of Directors with respect to our incentive-compensation plans and equity-based compensation plans.

The Compensation Committee Charter was adopted in 2001 and amended in August 2003. The amended Compensation Committee Charter requires that the Compensation Committee consist of two or more board members who satisfy the “independence” requirements of Nasdaq and will qualify as nonemployee directors under Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, and as outside directors under Internal Revenue Code Section 162(m) and applicable law. Each of the members of the Compensation Committee satisfies these requirements.

The Compensation Committee of our Board of Directors did not meet in person or conduct telephonic meetings during fiscal 2003. During that same period, the Compensation Committee acted two (2) times by unanimous written consent.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee of our Board of Directors was established on August 15, 2003 and we have not yet appointed members of the Board to the Nominating & Corporate Governance Committee. Our Nominating & Corporate Governance Committee will (a) assist our Board of Directors in identifying individuals qualified to become Board members and Board committee members, recommend to the Board director nominees for each annual meeting of stockholders and recommend to the Board committee nominees for approval and (b) monitor and evaluate our Board’s corporate governance policies and make recommendations to our Board with respect thereto.

Audit Fees

Aggregate fees for professional services rendered by PWC in connection with its audit of the Company’s consolidated financial statements as of and for the year ended March 31, 2003 were $495,000.

Financial Information Systems Design and Implementation Fees

During the year ended March 31, 2003, PWC rendered no professional services to the Company in connection with the design and implementation of financial information systems.

All Other Fees

In addition to the fees described above, aggregate fees of $565,000 were billed by PWC during the year ended March 31, 2003, primarily for the following professional services:

Audit-related services(a)	$180,000
Income tax compliance and related tax services	$385,000

(a)	Audit related fees include fees for issuance of consents and filing of the Form 8-K of MGI Software Corp, and miscellaneous other services.

It is expected that representatives of PWC will be present at the Annual Meeting and will be available to respond to questions. They will be given an opportunity to make a statement if they desire to do so.

The following report of the Audit Committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

AUDIT COMMITTEE REPORT

To the Board of Directors

of Roxio, Inc.

April 29, 2003

The Audit Committee has reviewed and discussed with Roxio’s management and its independent auditing firm, PricewaterhouseCoopers LLP, Roxio’s audited financial statements for the years ended March 31, 2001, 2002 and 2003, known as the Audited Financial Statements. In addition, we have discussed with PricewaterhouseCoopers LLP the matters required by Codification of Statements of Auditing Standards No. 61.

The Audit Committee also has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 and we have discussed with that firm its independence from Roxio. We also have discussed with Roxio’s management and PricewaterhouseCoopers LLP such other matters and received such assurances from them as we deemed appropriate.

Management is responsible for Roxio’s internal controls and the financial reporting process. PricewaterhouseCoopers LLP is responsible for performing an independent audit of Roxio’s financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

Based on the foregoing review and discussions and a review of the report of PricewaterhouseCoopers LLP with respect to the Audited Financial Statements, and relying thereon, we recommended to Roxio’s Board of Directors the inclusion of the Audited Financial Statements in Roxio’s Annual Report on Form 10-K for the fiscal year ended March 31, 2003.

THE AUDIT COMMITTEE

Joseph C. Kaczorowski

Richard J. Boyko

Robert Rodin

PROPOSAL 2

APPROVAL OF 2003 STOCK PLAN

At the Annual Meeting, stockholders will be asked to approve the Roxio, Inc. 2003 Stock Plan, which was adopted, subject to stockholder approval, by the Board of Directors on August 15, 2003.

We believe that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of Roxio and that incentive compensation plans like the proposed 2003 Plan are an important attraction, retention and motivation tool for participants in the plan.

Roxio currently maintains the Amended and Restated 2000 Stock Option Plan (“2000 Plan”), the Amended and Restated 2001 Stock Plan (“2001 Plan”), the 2001 Director Option Plan (“Director Plan”) and the 2002 Stock Plan (“2002 Plan”). As of August 15, 2003, a total of 474,517 shares were available, in the aggregate, for additional award grant purposes under these plans. The Board of Directors approved the 2003 Plan based, in part, on a belief that the aggregate number of shares currently available for new award grants under these existing plans is insufficient to adequately provide for future incentives.

Section 162(m) of the Internal Revenue Code generally provides that we can not take an income tax deduction to the extent certain compensation paid by us to any one of our named executive officers exceeds $1,000,000 in any year. One exception to this general rule is that compensation that is “performance-based” compensation under Section 162(m) will not count against the $1,000,000 limit. Under certain Section 162(m) transition rules applicable in the context of our spin off from Adaptec, we no longer have the flexibility of granting options under the 2000 Plan, 2001 Plan, Director Plan or 2002 Plan that are designed to satisfy the requirements for performance-based compensation under Section 162(m) or are otherwise exempt from the Section 162(m) limits. If stockholders approve the 2003 Plan, the Board of Directors expects that options granted under the 2003 Plan can be structured to satisfy the requirements for performance-based compensation under Section 162(m). Accordingly, another reason the Board of Directors approved the 2003 Plan is to give Roxio the flexibility of a stock incentive plan under which awards can be granted that are intended to qualify as performance-based compensation under Section 162(m).

The 2000 Plan, 2001 Plan, Director Plan and 2002 Plan will continue in accordance with their terms regardless of whether stockholders approve the proposed 2003 Plan.

The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan, which is attached as Appendix B to this Proxy Statement.

Summary Description of the 2003 Plan

Awards.    The 2003 Plan authorizes stock option grants.

Administration.    The 2003 Plan will be administered by our Board of Directors or by one or more committees appointed by our Board of Directors (the appropriate acting body is referred to as the “Administrator”). The Administrator is currently the Compensation Committee of our Board of Directors.

The Administrator has the power to determine the terms of the options granted, including the price (if any) to be paid for the award or the underlying shares, the number of shares subject to each option, the exercisability of the options, and the form of consideration payable upon exercise of the options. The Administrator has full and exclusive authority to interpret the terms of our 2003 Plan and to determine eligibility.

Subject to the other provisions of the 2003 Plan, the Administrator has the authority (a) to permit the recipient of any award to pay the purchase price of shares in cash or by check, the delivery of previously owned shares of our stock, a cashless exercise, by delivery of a promissory note on such terms as the Administrator may prescribe, a reduction in the amount of any obligation we may otherwise have to the award recipient, or any other method legally permitted; and (b) to make certain adjustments to an outstanding award and authorize the conversion, succession or substitution of an award.

No Repricing.    The Administrator may not cancel or amend an outstanding option for the purpose of replacing or re-granting the award with an exercise price that is less than the fair market value of a share of our common stock on the date of grant of the original award. Adjustments to reflect stock splits and similar events will not be considered amendments for this purpose.

Eligibility.    Persons eligible to receive awards under the 2003 Plan include all employees and officers of Roxio and our subsidiaries. Currently, approximately 476 officers and employees (including all of our named executive officers) are considered eligible under the 2003 Plan, subject to the power of the Administrator to determine eligible persons to whom awards will be granted. Members of the Board who are not employed by Roxio or one of our subsidiaries will not be eligible for award grants under the 2003 Plan.

Limits on Awards; Authorized Shares.    The 2003 Plan provides that a maximum of 1,100,000 shares of our common stock may be issued or delivered in respect of awards granted under that plan.

The 2003 Plan provides that the maximum number of shares subject to options granted to any individual during any fiscal year is 500,000.

As is customary in incentive plans of this nature, the number and kind of shares available under the 2003 Plan and the then outstanding awards, as well as exercise or purchase prices, and share limits, are subject to adjustment in the event of certain stock splits, reverse stock splits, stock dividends, combinations or reclassifications, or other similar increases or decreases in the number of shares outstanding. The shares delivered under the 2003 Plan may be authorized and previously unissued shares of our common stock or shares of our common stock reacquired and held by us as treasury shares.

Stock Options.    An option is the right to purchase shares of our common stock at a future date at a specified price (the “Option Price”). An option may either be an incentive stock option or a nonstatutory stock option. Incentive stock option benefits are taxed differently from nonstatutory stock options, as described under “Federal Income Tax Treatment of Awards Under the 2003 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the 2003 Plan.

The Option Price per share will be determined by the Administrator at the time of grant, and, in the case of a nonstatutory stock option, may be less than the fair market value of a share on the date of grant. The per share Option Price of an incentive stock option will not be less than the fair market value of a share on the date of grant. Full payment for shares purchased on the exercise of an option must be made at the time of such exercise in a manner approved by the Administrator. The term of each option will also be determined by the Administrator at the time of grant, but may not exceed ten years from the date of grant of the option.

After termination of one of our employees, he or she may exercise his or her option for the period of time set forth in the applicable option agreement. Generally, if termination is due to death or disability, the option will remain exercisable for six months. In all other cases, the option will generally remain exercisable for three months. However, no option may be exercised later than the expiration of its term.

Acceleration of Options; Possible Early Termination of Options.    The 2003 Plan provides that in the event of a Change of Control (as defined below) of Roxio, the successor corporation will assume or substitute an equivalent award for each option. In addition, 25% of all outstanding and unvested options will automatically become vested and exercisable upon a Change of Control. If following such an assumption or substitution, the holder of an option is terminated without cause within 12 months following a Change of Control, then the vesting and exercisability of 100% of the then unvested shares subject to his or her option will accelerate. In addition, on the 12-month anniversary of a Change of Control, each optionee who remains a service provider since the Change of Control will have his or her vesting exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options are not assumed or substituted for in connection with a Change of Control, the Administrator will provide notice to the optionee that he or she has the right to exercise the option as to all of the shares subject to the option, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option will terminate upon the expiration of the 15-day period.

A “Change of Control” under the 2003 Plan generally includes, subject to certain exceptions set forth in the plan, any one person acquiring more than 50% of our outstanding voting securities, certain changes in the composition of the Board of Directors over a period of not more than two years, a sale of all or substantially all of our assets, or a merger or consolidation in which our stockholders prior to the transaction do not own at least 50% of the surviving or resulting entity in the transaction.

Transferability of Awards.    Our 2003 Plan generally does not allow for the transfer of options and only the optionee may exercise an option or stock purchase right during his or her lifetime.

Termination of or Changes to the 2003 Plan.    The Board of Directors may amend or terminate the 2003 Plan at any time and in any manner. Stockholder approval for an amendment will generally not be obtained unless required by applicable law or deemed desirable by the Board of Directors. Unless previously terminated by the Board of Directors, the 2003 Plan will terminate on August 14, 2013. Outstanding awards may be amended, subject, however, to the consent of the holder if the amendment impairs the rights of the holder.

No Limit on Other Authority.    The 2003 Plan does not limit the authority of our Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to Roxio’s common stock, under any other plan or authority.

Federal Income Tax Consequences of Awards under the 2003 Plan.    The federal income tax consequences of the 2003 Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with general tax principles applicable to the 2003 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or international tax consequences.

With respect to nonstatutory stock options, we are generally entitled to deduct and the optionee recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction nor does the participant recognize income at the time of exercise.

If an award is accelerated under the 2003 Plan in connection with a change in control (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered). Furthermore, and as noted previously, if the compensation attributable to awards is not “performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, we may not be permitted to deduct the aggregate non performance-based compensation in excess of $1,000,000 in certain circumstances.

Specific Benefits.    The following chart presents the stock options that have been approved subject to stockholder approval of the 2003 Plan.

2003 Stock Plan

Awards Subject to Stockholder Approval of 2003 Stock Plan Proposal

Name and Position	Number of Shares Underlying Stock Options
Executive Group
Wm. Christopher Gorog Chief Executive Officer	300,000	(1)

Michael J. Bebel President and Chief Operating Officer, Napster Division	0

Thomas J. Shea President and Chief Operating Officer, Roxio Division	0

R. Elliot Carpenter Vice President and Chief Financial Officer	0

Total for Executive Group	300,000	(1)

Non-Executive Director Group (6 persons)	0
Non-Executive Officer Employee Group	0

(1)	The grant to Mr. Gorog was approved by the Compensation Committee, subject to stockholder approval of the 2003 Plan, on August 15, 2003. The per share exercise price of each of these options equals $7.47, the last closing sales price of a share of our common stock on the NASDAQ National Market as of the time of grant of the options. The options have a maximum term of 10 years from the date of grant, subject to earlier termination in connection with certain changes in control of Roxio or certain termination of employment events. The options are generally scheduled to vest as to 25% of the total number of shares subject to the option on August 15, 2004 and as to an additional 6.25% of the total number of shares subject to the option every three months thereafter. The grant to Mr. Gorog will not be effective if stockholders do not approve the 2003 Plan.

Except for the grants described in the table above, we have not approved any other awards that are conditioned upon stockholder approval of the 2003 Plan. We are not currently considering any other specific award grants under the 2003 Plan. If the 1,100,000 additional shares covered by the 2003 Plan had been available for award grant purposes in fiscal 2003, we expect that our award grants for fiscal 2003 would not have been substantially different from those actually made in that year. For information regarding stock options granted to our named executive officers during fiscal 2003, see the material under the heading “Executive Compensation and Certain Transactions” below. The closing market price for a share of our common stock as of August 14, 2003 was $7.47 per share.

EQUITY COMPENSATION PLAN INFORMATION

We currently maintain five equity compensation plans: the 2000 Plan, the 2001 Plan, the Director Plan, the 2001 Employee Stock Purchase Plan (“ESPP”), and the 2002 Plan. Stockholders are also being asked to approve a new equity compensation plan, the 2003 Plan, as describe above.

Equity Compensation Plans Approved by Stockholders.    Each of our 2000 Plan, 2001 Plan, Director Plan and ESPP was approved by Adaptec, our sole stockholder at the time each plan was adopted.

Under the 2000 Plan and 2001 Plan, our Board of Directors, or a committee of the Board, may grant stock options to employees and consultants of Roxio or one of our subsidiaries and to Roxio directors. Stock purchase rights may be granted only under the 2001 Plan. The purchase price of any shares of our common stock subject to an option or stock purchase right granted under either plan will be determined by our Board or a committee of the Board at the time of grant, and may be less than the fair market value of the underlying stock at that time. Options and stock purchase rights granted under either plan may be fully vested at grant or subject to a vesting schedule determined by our Board or a committee of the Board. Each option granted under these plans will expire not more than ten years after its date of grant. Unvested shares of restricted stock issued upon exercise of stock purchase rights are subject to repurchase by Roxio upon the termination of the holder’s employment or service. To date, no stock purchase rights have been granted.

Under the Director Plan and the 2001 Plan, stock options are automatically granted to Roxio’s non-employee directors. Options are granted at fair market value on the date of grant, vest on a quarterly basis over a four-year period and expire not more than ten years after the date of grant.

Employees participating in the ESPP may purchase common stock at the end of each purchase period at a purchase price equal to 85% of the lower of the fair market value of the stock at the beginning or the end of the period. Employees generally may contribute up to 10% of their base compensation to the purchase of stock under the plan. The plan operates in overlapping 24-month offering periods, and each offering period consists of four six-month purchase periods.

Equity Compensation Plan Not Approved by Stockholders.    The 2002 Plan did not require approval of, and has not been approved by, our stockholders. The 2002 Plan allows our Board of Directors, or a committee of the Board, to grant stock options and stock purchase rights to employees and consultants of Roxio or one of our subsidiaries. Employees who are Roxio officers and Roxio directors are not eligible to receive awards under the 2002 Plan. The purchase price of any shares of our common stock subject to an option or stock purchase right granted under the 2002 Plan will be determined by our Board or a committee of the Board at the time of grant of the award, and may be less than the fair market value of the underlying stock at that time. Options and stock purchase rights granted under the 2002 Plan may be fully vested at grant or subject to a vesting schedule determined by our Board or a committee of the Board. Each option granted under the 2002 Plan will expire not more than ten years after its date of grant. Unvested shares of restricted stock issued upon exercise of stock purchase rights are subject to repurchase by Roxio upon the termination of the holder’s employment or service. To date, no stock purchase rights have been granted under the plan.

Summary Table.    The following table sets forth, for each of Roxio’s equity compensation plans, the number of our shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of March 31, 2003.

Plan Category	Number of Shares of Roxio Common Stock to be Issued Upon Exercise of Outstanding Options(1)	Weighted-Average Exercise Price of Outstanding Options(2)	Number of Shares of Roxio Common Stock Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	5,512,973	$9.13	75,619	(3)
Equity compensation plans not approved by stockholders	734,607	$11.20	15,393	(4)

Total	6,247,580	$9.38	91,012

(1)	This column does not reflect shares that may be acquired under the ESPP in the current purchase period because that number is not determinable until the end of the period.
(2)	This column does not reflect the price of shares that may be acquired under the ESPP in the current purchase period because that price is not determinable until the end of the period.
(3)	On April 1 of each year during the term of the 2001 Plan, the total number of shares available for award purposes under the 2001 Plan will increase by the lesser of 2,000,000 shares or 6% of the total number of common shares issued and outstanding as of the immediately preceding March 31, or a lesser number determined by the Board of Directors. On April 1 of each year during the term of the ESPP, the total number of shares available for purchase under the ESPP will increase by the lesser of 100,000 shares or 1.5% of the total number of common shares issued and outstanding as of the immediately preceding March 31, or a lesser number determined by the Board of Directors. Accordingly, on April 1, 2003, the aggregate number of shares available for issuance under the 2001 Plan increased by 1,174,415 shares and the aggregate number of shares available for issuance under the ESPP increased by 100,000 shares. The information presented in this table was calculated as of March 31, 2003 and does not reflect these increases, nor any possible future increases, to the number of shares available under these plans.
(4)	All of these shares are available for options and stock purchase rights under the 2002 Plan.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2003 STOCK PLAN.

Stockholders should note that because Mr. Gorog has been granted a stock option subject to stockholder approval of the 2003 Plan, as described above, and because Mr. Gorog will in the future be eligible for other award grants under the 2003 Plan, he has a personal interest in the proposal and its approval by stockholders. However, the members of the Board of Directors believe that the approval of the 2003 Plan is in the best interests of Roxio and its stockholders.

PROPOSAL 3

APPROVAL OF AN AMENDMENT TO THE 2001 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, stockholders will be asked to approve an amendment to the Roxio, Inc. 2001 Employee Stock Purchase Plan. The amendment was adopted, subject to stockholder approval, by the Board of Directors on August 15, 2003.

As of August 15, 2003, a total of 215,820 shares of our common stock were available for additional purchases under the ESPP. If stockholders approve the proposed amendment to the ESPP, an additional 250,000 shares of our common stock will be made available for purchase under the ESPP. The ESPP also contains an “evergreen” provision pursuant to which an additional number of shares, determined in accordance with the formula contained in the plan and as described in more detail below, become available under the plan each fiscal year. The evergreen provision will continue in effect regardless of whether stockholders approve this proposal.

The Board of Directors approved the proposed amendment to the ESPP based, in part, on a belief that the aggregate number of shares currently available and expected to in the future become available for purchase under the ESPP is insufficient to adequately provide for future offering periods. The Board of Directors believes that the ESPP helps the Company retain and motivate eligible employees and helps further align the interests of eligible employees with those of our stockholders. Accordingly, the Board of Directors believes that it is desirable to continue the ESPP.

The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the amended and restated ESPP, which has been filed as an exhibit to the copy of this Proxy Statement that was filed electronically with the Securities and Exchange Commission and can be reviewed on the Securities and Exchange Commission’s website at http://www.sec.gov. A copy of the ESPP document may also be obtained by written request to William E. Growney, Jr., Secretary, Roxio, Inc., 455 El Camino Real, Santa Clara, California 95050.

Summary Description of the ESPP

Purpose.    The purpose of the ESPP is to provide eligible employees with an opportunity to purchase shares of our common stock at a favorable price through accumulated payroll deductions. The ESPP is intended to provide an additional incentive to participating eligible employees to remain in the company’s employ and to advance our best interests.

Operation of the ESPP.    The ESPP generally operates in successive twenty-four month periods. These periods are referred to as “Offering Periods.” A new Offering Period commences every six months, on or about February 15 and August 15 of each year. Thus, Offering Periods overlap. Each Offering Period is comprised of four six-month purchase periods (referred to as “Purchase Periods”).

To participate in the ESPP, an eligible employee who chooses to participate must complete and submit to the company, prior to the first day of the Offering Period in which he or she wishes to enroll in the plan, a subscription agreement authorizing payroll deductions to the ESPP. The first day of an Offering Period is referred to as the “Enrollment Date” for that Offering Period.

On the Enrollment Date of each Offering Period, each eligible employee who has timely filed a valid election to participate in the ESPP for that Offering Period will be granted an option to purchase shares of Roxio common stock. A participant must designate in his or her election the percentage of his or her compensation to be withheld from his or her pay during that Offering Period for the purchase of stock under the ESPP. A participant’s payroll deductions may not be less than 1% nor more than 10% of the participant’s compensation. The Company will credit the participant’s contributions under the ESPP to a bookkeeping account in his or her name. A participant generally may discontinue his or her participation in the ESPP or generally may decrease or increase the rate of payroll deductions in an Offering Period. Amounts contributed to the ESPP constitute general corporate assets and may be used by the Company for any corporate purpose. A participant may not make any additional payments into his or her ESPP Account. No interest will be paid to any participant or credited to any account under the ESPP.

A portion of each option granted under the ESPP for an Offering Period will automatically be exercised on the last day of each Purchase Period in that Offering Period. The last day of a Purchase Period is referred to as the “Exercise Date” of that Purchase Period. The number of shares acquired by a participant upon exercise of his or her option will be determined by dividing the participant’s ESPP account balance as of that Exercise Date by the Purchase Price for that Purchase Period. The “Purchase Price” for a Purchase Period will equal 85% of the lesser of (1) the fair market value of a share of Roxio common stock on the Enrollment Date of the related Offering Period or (2) the fair market value of a share of Roxio common stock on the Exercise Date of that particular Purchase Period. A participant’s ESPP account will be reduced upon exercise of his or her option by the amount used to pay the Purchase Price of the shares acquired by the participant. Funds received by Roxio for stock purchases pursuant to the ESPP may be used for any general corporate purpose. A participant can participate in only one Offering Period at any time.

To the extent permitted by any applicable laws, regulations, or stock exchange rules, if the fair market value of a share of our common stock on the last day of any Purchase Period of an Offering Period is lower than the fair market value of a share of our common stock on the first day of that Offering Period, then all participants in that Offering Period will automatically be withdrawn from that Offering Period immediately after the purchase of shares for that Purchase Period and automatically re-enrolled in the immediately following Offering Period as of the first day of that Offering Period.

Eligibility.    Only certain employees will be eligible to participate in the ESPP. To be eligible to participate in an Offering Period, on the Enrollment Date of that period an individual must:

•	be employed by Roxio or one of its subsidiaries that has been designated as a participating subsidiary; and

•	be customarily employed with Roxio or one of its participating subsidiaries for at least 20 hours per week and at least five months per calendar year.

As of August 15, 2003, approximately 476 employees of Roxio and its subsidiaries, including all of our named executive officers, were eligible to participate in the ESPP.

Limits on Authorized Shares; Limits on Contributions.    Currently, the maximum number of shares of Roxio common stock that may be purchased, in the aggregate, under the ESPP during its maximum ten-year term is equal to:

(1)	500,000 shares; plus

(2)	an annual increase to be added on the first day of each of our fiscal years, beginning in fiscal 2003 and continuing for the duration of the term of the plan, equal to the lesser of (a) 100,000, (b) 1.5% of our outstanding shares of common stock on such date, or (c) a lesser amount determined by the Board.

The ESPP share limit as of August 15, 2003 was 700,000 shares, which has been calculated after giving effect to the annual increases in the share limit with respect to fiscal 2003 and fiscal 2004. As of August 15, 2003, a total of 484,180 of these shares have been purchased under the ESPP and the balance, 215,820 shares, remain available for purchase, subject to additional shares becoming available in future fiscal years.

If stockholders approve the proposed amendment to the ESPP, the maximum number of shares of Roxio common stock that may be purchased, in the aggregate, under the ESPP during its maximum ten-year term will be equal to:

(1)	950,000 shares; plus

(2)	an annual increase to be added on the first day of each of our fiscal years, beginning in fiscal 2005 and continuing for the duration of the term of the plan, equal to the lesser of (a) 100,000, (b) 1.5% of our outstanding shares of common stock on such date, or (c) a lesser amount determined by the Board.

The proposed increase to the share limit is 250,000 shares. The 950,000 shares reflected in the foregoing limit represents (a) the 500,000 shares originally available under the ESPP, plus (b) the additional 200,000 shares that, in the aggregate, became available in fiscal 2003 and fiscal 2004 pursuant to the existing plan formula, plus (c) the proposed increase of 250,000 shares. Future annual increases (beginning with the increase for fiscal 2005 and continuing each year thereafter for the duration of the term of the plan) will not be affected regardless of whether stockholders approve the proposed amendment to the ESPP.

Participation in the ESPP is also subject to the following limits:

•	A participant cannot contribute more than 10% of his or her compensation to the purchase of stock under the ESPP in any one Offering Period.

•	A participant cannot purchase more than 750 shares of stock under the ESPP in any one Purchase Period.

•	As required by the Internal Revenue Code, a participant’s right to purchase stock under the ESPP generally cannot accrue at a rate which exceeds $25,000 of stock (valued at the start of the applicable Offering Period and without giving effect to any discount reflected in the purchase price for the stock) under the ESPP for each calendar year in which the participant’s ESPP option is outstanding at any time.

•	A participant will not be granted an option under the ESPP if it would cause the participant to own stock and/or hold outstanding options to purchase stock representing 5% or more of the total combined voting power or value of all classes of stock of Roxio or one of its subsidiaries or to the extent it would exceed certain other limits under the Internal Revenue Code.

The Board of Directors has the flexibility to change the 750-share limit referred to above from time to time without stockholder approval. However, the Company cannot increase the overall-share limit under the ESPP described above, other than to reflect stock splits and similar adjustments as described below, without stockholder approval. The $25,000 and the 5% ownership limitations referred to above are required under the Internal Revenue Code.

Antidilution Adjustments.    As is customary in stock incentive plans of this nature, the number and kind of shares available under the ESPP, as well as ESPP purchase prices and share limits, are subject to adjustment in the case of certain corporate events. These events include stock splits, reverse stock splits, stock dividends, mergers, combinations or reclassifications of the common stock, or any other increase or decrease in the number of shares of common stock effected without receipt of consideration by Roxio (other than certain conversions of convertible securities). In the event of a liquidation or dissolution of Roxio, the Offering Periods then in progress will terminate immediately prior to the consummation of such event, and an Exercise Date will be deemed to occur at that time, unless otherwise provided by the Board of Directors. In the event of a sale of all or substantially all of the assets of Roxio, or the merger of Roxio with or into another corporation, each option under the ESPP will be assumed or an equivalent option will be substituted by such successor corporation or a parent or subsidiary of such successor corporation. If the successor corporation refuses to assume or substitute for the outstanding options, the Offering Period then in progress will terminate and an Exercise Date will be deemed to occur at that time.

Termination of Participation.    A participant’s election to participate in the ESPP will generally continue in effect for all Offering Periods until the participant files a new election that takes effect or the participant ceases to participate in the ESPP. A participant’s participation in the ESPP generally will terminate if, prior to the applicable Exercise Date, the participant ceases to be employed by Roxio or one of its participating subsidiaries or the participant is no longer customarily employed by Roxio or one of its participating subsidiaries for at least 20 hours per week.

If a participant’s ESPP participation terminates during an Offering Period for any of the reasons discussed in the preceding paragraph, he or she will no longer be permitted to make contributions to the ESPP for that Offering Period and his or her option for that Offering Period will automatically terminate and his or her ESPP account balance will be paid to him or her in cash without interest.

A participant may terminate his or her participation in the ESPP at any time by giving the company a written notice of withdrawal. In such event, the payroll deductions credited to the participant’s ESPP account and not previously used to purchase stock under the plan will be returned, without interest, to the participant.

A participant’s termination or withdrawal from participation in the ESPP will not have any effect upon his or her ability to participate in any succeeding Offering Period, provided that the applicable eligibility and participation requirements are again then met.

Transfer Restrictions.    A participant’s rights with respect to options or the purchase of shares under the ESPP, as well as contributions credited to his or her ESPP account, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Administration.    The ESPP is administered by the Board of Directors or by a committee appointed by the Board of Directors. The Board of Directors has appointed the Compensation Committee of the Board as the current administrator of the ESPP. The administrator has full power and discretion to adopt, amend or rescind any rules and regulations for carrying out the ESPP and to construe and interpret the ESPP. Decisions of the ESPP administrator with respect to the ESPP are final and binding on all persons.

No Limit on Other Plans.    The ESPP does not limit the authority of our Board of Directors or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

The Board of Directors generally may amend or terminate the ESPP at any time and in any manner, except that generally no such termination shall affect options previously granted and no amendment shall make any change in an option granted prior thereto which adversely affects the rights of any participant. However, without regard to any adverse consequences to participants, the Board may change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of stock for each participant properly correspond with amounts withheld from the participant’s compensation, and establish such other limitations or procedures as the Board of Directors (or a committee of the Board of Directors) determines in its sole discretion advisable which are consistent with the ESPP. Stockholder approval for amendments to the ESPP will only be required to the extent necessary to meet the requirements of Section 423 of the Internal Revenue Code or to the extent otherwise required by law or applicable stock exchange rules. The Board of Directors also may, from time to time, without stockholder approval and without limiting the Board’s amendment authority, designate those subsidiaries of Roxio whose employees may participate in the ESPP and, subject only to certain limitations under the Internal Revenue Code, change the ESPP’s eligibility rules.

Termination.    No new Offering Periods will commence under the ESPP on or after ten years from the date the ESPP was first approved by the Roxio Board of Directors, unless the Board of Directors terminates the ESPP earlier.

Federal Income Tax Consequences of the ESPP.    Following is a general summary of the current federal income tax principles applicable to the ESPP. The following summary is not intended to be exhaustive and does not describe state, local, or international tax consequences.

The ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Participant contributions to the ESPP are made on an after-tax basis. That is, a participant’s ESPP contributions are deducted from compensation that is taxable to the participant and for which Roxio is generally entitled to a tax deduction.

Generally, no taxable income is recognized by a participant with respect to either the grant or exercise of his or her ESPP option. Roxio will have no tax deduction with respect to either of those events. A participant will generally recognize income (or loss) only upon a sale or disposition of any shares that the participant acquires under the ESPP. The particular tax consequences of a sale of shares acquired under the ESPP depend on whether the participant has held the shares for a “Required Holding Period” before selling or disposing of the shares. The Required Holding Period starts on the date that the participant acquires the shares under the ESPP and ends on the later of (1) two years after the Enrollment Date of the Offering Period in which the participant acquired the shares, or (2) one year after the Exercise Date on which the participant acquired the shares.

If the participant holds the shares for the Required Holding Period and then sells the shares at a price in excess of the purchase price paid for the shares, the gain on the sale of the shares will be taxed as ordinary income to the participant to the extent of the lesser of (1) the amount by which the fair market value of the shares on the Enrollment Date of the Offering Period in which the participant acquired the shares exceeded the purchase price of the shares, or (2) the gain on the sale of the shares. Any portion of the participant’s gain on the sale of the shares not taxed as ordinary income will be taxed as long-term capital gain. If the participant holds the shares for the Required Holding Period and then sells the shares at a price less than the purchase price paid for the shares, the loss on the sale will be treated as a long-term capital loss to the participant. Roxio will not be entitled to a tax deduction with respect to any shares held by the participant for the Required Holding Period, regardless of whether the shares are eventually sold at a gain or a loss.

The participant has a “Disqualifying Disposition” if the participant disposes of the shares before the participant has held the shares for the Required Holding Period. If the participant sells the shares in a Disqualifying Disposition, the participant will realize ordinary income in an amount equal to the difference between the purchase price paid for the shares and the fair market value of the shares on the Exercise Date on which the participant acquired the shares, and Roxio generally will be entitled to a corresponding tax deduction. In addition, if the participant makes a Disqualifying Disposition of the shares at a price in excess of the purchase price paid for the shares, the participant will realize capital gain in an amount equal to the difference between the selling price of the shares and the fair market value of the shares on the Exercise Date. Alternatively, if the participant makes a Disqualifying Disposition of the shares at a price less than the fair market value of the shares on the Exercise Date, the participant will realize a capital loss in an amount equal to the difference between the fair market value of the shares on the Exercise Date and the selling price of the shares. Roxio will not be entitled to a tax deduction with respect to any capital gain realized by a participant.

Specific Benefits.    The benefits that will be received by or allocated to eligible employees under the ESPP cannot be determined at this time because the amount of contributions set aside to purchase shares of common stock under the ESPP (subject to the limitations discussed above) is entirely within the discretion of each participant.

As of August 15, 2003, 484,180 shares of our common stock had been purchased under the ESPP. The following table shows information regarding the distribution of those purchases among the persons and groups identified below. The purchases reflected in the following table are cumulative for all Purchase Periods that have occurred since the adoption of the ESPP.

Aggregate Past Purchases Under the ESPP

Name and Position	Number of Shares Purchased Under the ESPP Since its Adoption
Executive Group
Wm. Christopher Gorog Chief Executive Officer	3,750

Michael J. Bebel President and Chief Operating Officer, Napster Division	0

Thomas J. Shea President and Chief Operating Officer, Roxio Division	3,482

R. Elliot Carpenter Vice President and Chief Financial Officer	3,355
Total for Executive Group

Non-Executive Director Group
Vernon E. Altman	0
Richard J. Boyko	0
Joseph C. Kaczorowski(1)	0
Lawrence Kenswil	0
Brian C. Mulligan(1)	0
Robert Rodin	0
Total for Non-Executive Director Group	0

Each other person who has received 5% or more of the options, warrants or rights under the ESPP	0
All employees, including all current officers who are not executive officers or directors, as a group	473,593
Total	484,180

(1)	Messrs. Kaczorowski and Mulligan are nominees for re-election as directors at the Annual Meeting.

The closing market price for a share of our Common Stock as of August 14, 2003 was $7.47 per share.

EQUITY COMPENSATION PLAN INFORMATION

For a discussion of our equity compensation plan information, please see the “Equity Compensation Plan Information” section on page 15 of this Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE PROPOSED AMENDMENT TO THE 2001 EMPLOYEE STOCK PURCHASE PLAN.

Stockholders should note that because Mr. Gorog, as our Chief Executive Officer, is a participant in the ESPP, he has a personal interest in the proposal and its approval by stockholders. However, the members of the Board of Directors believe that the approval of the proposed amendment of the ESPP is in the best interests of Roxio and its stockholders.

PROPOSAL 4

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

On the recommendation of the Audit Committee, our Board of Directors has selected PWC as our independent auditors for fiscal 2004. The Audit Committee has further recommended to our board that we submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. PWC has audited our financial statements since 2001. It is expected that representatives of PWC will be present at the Annual Meeting and will be available to respond to questions.

Stockholder ratification of the selection of PWC as our independent auditors is not required by our bylaws or otherwise. However, our Board of Directors is submitting the selection of PWC to the stockholders for ratification as a matter of good corporate practice. Shares represented by executed proxies will be voted, if authority to do so is not withheld, FOR the ratification of PWC as our independent auditors for fiscal 2004. If the stockholders fail to ratify the selection, our Audit Committee (and our Board of Directors) will reconsider whether or not to retain that firm. Even if the selection is ratified, our Audit Committee in its discretion may recommend, and our Board of Directors in their discretion may direct, the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 4.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our executive officers (as defined under Section 16), directors and persons who beneficially own greater than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Their initial report must be filed using the SEC’s Form 3 and they must report subsequent stock purchases, sales, option exercises and other changes using the SEC’s Form 4, which must be filed within two business days of most transactions. In some cases, such as changes in ownership arising from gifts and inheritances, the SEC allows delayed reporting at year-end on Form 5. Officers, directors and persons who beneficially own greater than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all of the reports they file pursuant to Section 16(a). We make the services of our legal department available to our officers and directors to assist them in meeting their filing obligations.

Based solely on our review of these reports and written representations from our directors and executive officers, we believe each of our directors, executive officers and 10% securityholders complied with all applicable Section 16(a) filing requirements during fiscal 2003.

COMPANY STOCK PRICE PERFORMANCE

Set forth below is a line graph comparing the percentage change in the cumulative total return on our common stock with the cumulative total return of the CRSP Total Return Index for the Nasdaq Stock Market (U.S. Companies) and the Nasdaq Stock Market-Computer Index for the period commencing on May 14, 2001, the date of our initial trading on the Nasdaq National Market, and ending on March 31, 2003. The graph assumes that $100 was invested in Roxio common stock and in each of the other indexes on May 14, 2001 and that all dividends were reinvested.

The comparisons in the graph below are based on historical data (with Roxio common stock prices based on the closing price on the dates indicated) and are not intended to forecast the possible future performance of our common stock.

The following performance graph shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

COMPARISON OF CUMULATIVE TOTAL RETURN

AMONG ROXIO INC., THE NASDAQ STOCK MARKET COMPUTER INDEX

AND CRSP TOTAL RETURN INDEX FOR THE NASDAQ STOCK MARKET

(U.S. COMPANIES)

EXECUTIVE COMPENSATION AND CERTAIN TRANSACTIONS

We first hired employees as a separate legal entity from our former parent company, Adaptec, Inc., on May 11, 2001. Prior to that date, all of our executive officers were employees of Adaptec. As a result, the information set forth in the following table reflects compensation earned by our chief executive officer and our two most highly compensated executive officers, or our Named Executive Officers, for services they rendered to us during fiscal 2003, as well as for services they rendered to us as Roxio employees and as Adaptec employees during our fiscal year ended March 31, 2002 (“fiscal 2002”), and for services they rendered to Adaptec as Adaptec’s employees during Adaptec’s fiscal year ended March 31, 2001 (“fiscal 2001”).

		Annual Compensation					Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)(1)		Bonus ($)		Other Annual Compensation ($)(2)	Securities Underlying Options (#)		All Other Compensation ($)(3)
Wm. Christopher Gorog Chief Executive Officer	2003 2002 2001	490,000 430,289 194,712	(5)	0 764,000 490,750	(4) (6)	45,756 19,128 104,050	399,142 1,075,000 0		0 0 112

Thomas J. Shea President and Chief Operating Officer, Roxio Division	2003 2002 2001	270,000 298,934 238,746		0 340,000 180,000	(4) (7)	31,651 176,730 7,800	136,512 305,688 190,000	(8)	0 0 10,633

R. Elliot Carpenter Vice President and Chief Financial Officer	2003 2002 2001	215,000 245,581 154,760		0 271,000 105,000	(4) (7)	24,750 10,108 3,600	83,340 150,000 52,383	(8)	0 0 8,525

(1)	Salary includes Adaptec’s salary paid from April 1, 2000 until the spin-off of Roxio in May 2001, as well as Roxio’s salary through fiscal 2003.
(2)	Other compensation includes auto allowance, deferred compensation, referral bonus, and relocation bonus.
(3)	Represents payment of life insurance premiums by Adaptec.
(4)	These amounts were earned by Messrs. Gorog, Shea and Carpenter, respectively, for fiscal 2002 but were not paid until after the close of that fiscal year.
(5)	Gorog’s fiscal 2001 compensation represents what he earned from his hire date through March 31, 2001.
(6)	Gorog’s fiscal 2001 bonus compensation includes $246,875 in bonuses paid by Adaptec after Mr. Gorog’s date of hire and before the spin-off of Roxio in May 2001, as well as $243,875 in bonuses paid directly by Roxio. The $243,875 in bonuses paid directly by Roxio were earned by Mr. Gorog for fiscal 2001 but were not paid until after the close of that fiscal year.
(7)	These amounts were earned by Messrs. Shea and Carpenter, respectively, for fiscal 2001 but were not paid until after the close of that fiscal year.
(8)	These options were granted by Adaptec under its stock option plan.

OPTION GRANTS DURING FISCAL 2003

The following table sets forth information regarding options to purchase Roxio common stock (as noted in the table), granted during fiscal 2003 to each of our Named Executive Officers. The percentage of total options granted to Roxio employees in the last fiscal year is based on options to purchase an aggregate of 2,137,524 shares of common stock granted to Roxio employees during fiscal 2003. We do not have any outstanding stock appreciation rights.

Name	Number of Securities Underlying Options Granted (#)	% of Total Options Granted to Employees in Fiscal Year (%)	Exercise or Base Price per Share ($/SH)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
					5%	10%
Wm. Christopher Gorog	399,142	18.67	$3.87	8/13/12	$971,440.66	$2,461,821.37
Thomas J. Shea	136,512	6.39	$3.87	8/13/12	$332,245.94	$841,976.44
R. Elliot Carpenter	83,340	3.90	$3.87	8/13/12	$202,834.74	$514,023.06

(1)	The potential realizable values are based on an assumption that the stock price of Roxio’s common stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect an estimate of future stock price growth of shares of our common stock.

OPTION EXERCISES IN FISCAL 2003 AND FISCAL YEAR END OPTION VALUES

The following table contains information regarding option exercises in fiscal 2003 by our Named Executive Officers and their unexercised options to acquire shares of our common stock for fiscal 2003.

Name	Shares Acquired on Exercise (#)	Value Realized (Market Price at Exercise Less Exercise Price)($)	Number of Shares Underlying Unexercised Options as of March 31, 2003 (#) Exercisable/ Unexercisable	Value of Unexercised in-the-Money Options as of March 31, 2003 ($)(1) Exercisable/ Unexercisable
Wm. Christopher Gorog	13,000	140,227	585,437/875,705	$0.00/$930,000.86
Thomas J. Shea	0	—	215,219/226,981	$0.00/$318,072.96
R. Elliot Carpenter	1,200	13,305	85,061/147,079	$0.00/$194,182.20

(1)	Based on the closing sale price of our common stock on March 31, 2003 ($6.20), as reported by the Nasdaq National Market, less the option exercise price.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee of our Board of Directors is composed of Messrs. Kaczorowski and Rodin. In addition, our Board of Directors appointed Mr. Altman to the Compensation Committee in July 2003. All decisions regarding the compensation of our executive officers have been made by the Board of Directors upon the recommendation of the Compensation Committee.

Except as described below, during fiscal 2003, none of our executive officers served as members of the board of directors or compensation committee of any entity that has one or more executive officers who served on our Board of Directors or Compensation Committee. Mr. Kaczorowski, a member of our Board of Directors and Compensation Committee, is the executive vice president and chief financial officer of HOB Entertainment, Inc. Mr. Gorog, our Chief Executive Officer, is a director of HOB Entertainment, Inc.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The following report of the Compensation Committee does not constitute soliciting material and should not be deemed filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or incorporated by reference in any document so filed.

To:  The Board of Directors

As members of the Compensation Committee of Roxio, Inc. (“Roxio”), we are responsible for administering Roxio’s incentive plans, including the 2000 Stock Option Plan, the 2001 Stock Plan and the 2002 Stock Plan. In addition, we review compensation levels of members of senior management, evaluate the performance of senior management and consider management succession and related matters. The Compensation Committee reviews and approves goals and objectives relevant to the Chief Executive Officer’s compensation, evaluates the Chief Executive Officer’s performance in light of those goals and objectives, and sets the Chief Executive Officer’s compensation level. The Compensation Committee also considers and approves the selection, retention and remuneration arrangements for other executive officers and reviews periodic reports from the Chief Executive Officer as to the performance and compensation of other senior officers and employees. The Compensation Committee is comprised entirely of non-employee directors.

Overall Compensation Policies

The primary compensation policy of Roxio, which is endorsed by the Compensation Committee, is that a significant portion of the compensation of each executive officer should be based upon the financial performance of Roxio and the contribution to that performance made by the executive officer. Thus, a significant portion of the compensation for each executive officer is “at risk.” Roxio and the Compensation Committee also believe that executive compensation should serve to attract and retain key employees and provide them with incentives to assist Roxio in achieving strategic and financial goals that ultimately enhance the value of Roxio’s stock. To further these goals, Roxio’s compensation structure for executive officers has three components:

•	Long-Term Incentive Awards (Stock Options)

•	Annual Bonus

•	Base Salary

The Compensation Committee retains independent compensation consultants from time to time to provide objective and expert advice regarding Roxio’s executive compensation policies.

Long-Term Incentive Awards.    Roxio from time to time provides long-term incentives to key employees through the grant of stock options under the 2000 Stock Option Plan, the 2001 Stock Plan and the 2002 Stock Plan. These long-term incentives are designed to couple the interests of key employees with those of stockholders in that the potential realizable value of the awards is directly related to the future value of Roxio’s stock.

The Compensation Committee’s current philosophy is that Roxio should grant stock options to executive officers upon initial employment and on an annual basis thereafter. Stock options typically vest over a four-year period.

In approving stock option grants, the Compensation Committee considers, among other factors, executives’ total compensation packages, options previously granted, dilution effects, industry practices and trends, executive accountability levels, and future potential stock values. Certain other stock options may be granted by Mr. Gorog, who has been given the authority by the Board of Directors to approve certain stock option grants under the 2000 Stock Option Plan, the 2001 Stock Plan and the 2002 Stock Plan to persons who are not officers or vice president-level employees of Roxio.

Annual Bonus.    Annual bonuses allow Roxio to recognize individual performance and contributions to Roxio on an annual basis. The Compensation Committee determined that annual bonuses would not be paid to executive officers with respect to the fiscal year ended March 31, 2003 because the Compensation Committee determined that the earnings goals established with respect to fiscal 2003 had not been achieved.

Base Salary.    The Compensation Committee establishes, reviews and revises, when appropriate, base salaries for Roxio’s executive officers. Base salaries are established and reviewed based on factors such as length of service, Roxio’s performance and growth, a subjective determination of the executive’s past performance and expected future contributions to Roxio, and pay levels of similar positions with comparable companies in the industry.

Tax Treatment.    Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if certain requirements are met. Current base salary and anticipated bonus levels are not expected to exceed or materially exceed, as the case may be, the Section 162(m) limit.

Under certain Section 162(m) transition rules applicable in the context of Roxio’s spin off from Adaptec, Roxio no longer has the flexibility of granting stock options under the 2000 Stock Option Plan, 2001 Stock Plan, or 2002 Stock Plan that are designed to satisfy the requirements for performance-based compensation under Section 162(m) or are otherwise exempt from the Section 162(m) limits. If stockholders approve the proposed 2003 Stock Plan, the Compensation Committee currently intends to structure stock option grants to Roxio’s executive officers as qualifying performance-based compensation for Section 162(m) purposes. The Compensation Committee has not yet determined what changes, if any, will be made to Roxio’s compensation policies if stockholders do not approve the 2003 Stock Plan and, accordingly, Roxio may no longer have the flexibility of structuring stock options that satisfy the performance-based compensation rules of Section 162(m). The Compensation Committee will, in any event, consider the consequences of Section 162(m) with respect to any future stock option grants if those grants can not be made under the 2003 Stock Plan and structured as performance-based compensation for Section 162(m) purposes.

The Board of Directors and the Compensation Committee reserve the authority to award non-deductible compensation in such circumstances as they deem appropriate. Further, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given, notwithstanding Roxio’s efforts, that compensation intended by Roxio to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Compensation of Chief Executive Officer

Mr. Gorog, Roxio’s Chief Executive Officer, was entitled to an annual salary of $490,000 for fiscal 2003 pursuant to Mr. Gorog’s employment agreement with Roxio that was effective September 21, 2001. The Compensation Committee amended Mr. Gorog’s employment agreement, effective as of July 28, 2003, to increase his annual rate of base salary to $625,000. Mr. Gorog’s new base salary level was determined based on his position as Chief Executive Officer, his past and expected future contributions to Roxio, and a review of compensation data for certain comparative companies. We retained the services of independent executive compensation consultants to provide advice regarding the stock options granted to Mr. Gorog in fiscal 2003 and 2004 (described below), including advice regarding competitive executive compensation levels and practices and compensation trends generally.

As noted above, the Compensation Committee determined that earnings targets established with respect to fiscal 2003 were not achieved and, accordingly, determined that Mr. Gorog would not be paid a bonus with respect to fiscal 2003.

On August 13, 2002, Roxio granted Mr. Gorog stock options covering 399,142 shares of Roxio common stock at an exercise price of $3.87 per share, the closing sales price of a share of Roxio common stock as of the trading day immediately prior to the date of grant of the options. The options are scheduled to vest over four years from the date of grant. The Compensation Committee believes that these stock options are an important element in retaining Mr. Gorog and in linking his interests with those of Roxio’s stockholders. The level of the grants reflects Mr. Gorog’s position with Roxio, his level of accountability, stock option compensation data for certain comparative companies and takes into consideration his past grants.

On August 15, 2003, the Compensation Committee approved the grant to Mr. Gorog of stock options covering an additional 300,000 shares of Roxio common stock at an exercise price of $7.47 per share, the closing sales price of a share of Roxio common stock as of the trading day immediately prior to the date of grant of the options. The options are scheduled to vest over four years from August 15, 2003. These options were granted by Roxio under, and subject to stockholder approval of, the 2003 Stock Plan. The level of these grants also reflects Mr. Gorog’s position with Roxio, his level of accountability, stock option compensation data for certain comparative companies and takes into consideration his past grants.

The Compensation Committee believes that the executive compensation policies described in this report are in the best interests of Roxio and its stockholders. The Compensation Committee will continue to monitor the overall effectiveness of these policies to help ensure that they are serving Roxio’s needs.

August 15, 2003

THE COMPENSATION COMMITTEE

Robert Rodin

Vernon E. Altman

Joseph C. Kaczorowski

TRANSACTIONS WITH CERTAIN EXECUTIVE OFFICERS

Employment and Change of Control Arrangements

Employment Agreement with Wm. Christopher Gorog

Mr. Gorog serves as our chief executive officer and the chairman of the Board of Directors. We entered into a new employment agreement with Mr. Gorog effective September 21, 2001. Under the terms of his employment arrangement, Mr. Gorog’s annual base compensation was $490,000. The Compensation Committee approved an increase in Mr. Gorog’s annual base compensation level to $625,000 effective July 28, 2003. Mr. Gorog is also eligible for annual bonuses and annual stock option grants in amounts to be determined by our Compensation Committee, and certain other benefits including a car allowance of $1,000 per month. Mr. Gorog’s employment agreement provides that, in the event of a Change of Control (as defined in our 2001 Stock Plan), all then-outstanding stock options that we have granted to Mr. Gorog will fully vest regardless of whether accelerated vesting would otherwise be required under the terms of the applicable stock option plan.

Mr. Gorog will be entitled to severance benefits under his employment agreement if (1) we terminate Mr. Gorog’s employment without Cause (as defined below) before a Change of Control, or (2) if we terminate Mr. Gorog’s employment, or if Mr. Gorog resigns, upon or following a Change of Control. In either of such events, all of Mr. Gorog’s then-outstanding stock options granted by us will become fully vested, Mr. Gorog is entitled to receive a severance payment equal to 165% of his base compensation, and Mr. Gorog will be entitled to continued participation in our welfare benefit plans (or similar benefits) for a period of 12 months. For purposes of Mr. Gorog’s employment agreement, “Cause” generally means that Mr. Gorog has been grossly negligent in the performance of his duties for Roxio, that he has engaged in willful misconduct, or that he has been convicted of a felony or any crime involving moral turpitude.

Mr. Gorog’s employment agreement will be effective until September 21, 2004. One year before a scheduled expiration date of the employment agreement, such agreement will automatically extend for an additional year unless either party has previously notified the other that such an extension will not occur.

Employment Agreement with Thomas J. Shea

Mr. Shea serves as our president and chief operating officer, Roxio division. Under the terms of his employment arrangement, Mr. Shea’s annual base compensation is $350,000 and he is eligible for a cash bonus of up to 50% of his annual base compensation per year pursuant to our annual bonus program, which is tied to our results of operations.

Mr. Shea will be entitled to severance benefits under his employment agreement if we or our successors terminate his employment without Cause (as defined below). In such event, Mr. Shea will be entitled to receive a lump sum severance payment in cash equal to 100% of his annualized base salary and continued coverage in Roxio’s welfare benefit plans for the twelve-month period following such termination. In addition 25% of Mr. Shea’s outstanding stock options will immediately vest and the exercise period for all outstanding stock options will be extended to one (1) year from the date of termination. For this purpose, “Cause” means that Mr. Shea has been grossly negligent in the performance of his duties for Roxio, that he has engaged in willful misconduct, or that he has been convicted of a felony or any crime involving moral turpitude.

In the event of a Change of Control (as defined in our 2001 Stock Plan), 25% of Mr. Shea’s unvested options will vest automatically and the remaining options will continue to vest at the same rate as prior to the Change of Control. If Mr. Shea’s employment is not terminated within 12 months after the date of a Change of Control, an additional 25% of his then unvested options will also vest automatically and the remaining options will continue to vest at the same rate as prior to such acceleration. In addition, if Mr. Shea is still an employee of the successor company six months after the date of a Change of Control, he will receive a cash bonus equal to the “in-the-money” value of 25% of his unvested stock options as of the date of the Change of Control. Finally, in the event that Mr. Shea is terminated without cause within 12 months after the date of a Change of Control, 100% of his options will automatically vest.

Employment Agreement with Michael J. Bebel

Mr. Bebel serves as our president and chief operating officer, Napster division as of May 22, 2003. We have an employment agreement with Mr. Bebel, the term of which runs through March 31, 2004, with an option for us to renew the agreement for an additional year until March 31, 2005. If we exercise this option, the agreement continues to renew for successive one-year periods, commencing April 1, 2005, until terminated by either party. The employment agreement provides for a $551,483 base annual salary, with annual cost of living adjustments, and a $700,000 base annual salary in the option year, should we choose to exercise the option, plus an annual bonus. In addition, in the case of Mr. Bebel’s involuntary termination other than for Cause (as defined below), death, or disability, the employment agreement entitles Mr. Bebel to a lump sum payment equal to the amount of his base annual salary then in effect and a guaranteed bonus as well as continued vesting in any long-term investment plan to which he is a participant. “Cause” means Mr. Bebel has willfully and materially failed to perform his duties without remedy, has willfully and materially failed to comply with our policies without remedy, or has been convicted of a felony.

In the event of a Change of Control (as defined in our 2001 Stock Plan), 25% of Mr. Bebel’s unvested options will vest automatically and the remaining options will continue to vest at the same rate as prior to the Change of Control. If Mr. Bebel’s employment is not terminated within 12 months after the date of a Change of Control, an additional 25% of his then unvested options will also vest automatically and the remaining options will continue to vest at the same rate as prior to such acceleration. Finally, in the event that Mr. Bebel is terminated without cause within 12 months after the date of a Change of Control, 100% of his options will automatically vest.

Employment Agreement with R. Elliot Carpenter

Mr. Carpenter serves as our vice president and chief financial officer. Under the terms of his amended and restated employment arrangement, Mr. Carpenter’s annual base salary level is $215,000 and he is eligible for a cash bonus of up to 45% of his annual base compensation per year pursuant to our annual bonus program, which is tied to our results of operations.

Mr. Carpenter will be entitled to severance benefits under his employment agreement if we or our successors terminate his employment without Cause (as defined below). In such event, Mr. Carpenter will be entitled to receive a lump sum severance payment in cash equal to 100% of his annualized base salary and continued coverage in Roxio’s welfare benefit plans for the twelve-month period following such termination. In addition 25% of Mr. Carpenter’s outstanding stock options will immediately vest and the exercise period for all outstanding stock options will be extended to one (1) year from the date of termination. For this purpose, “Cause” means that Mr. Carpenter has been grossly negligent in the performance of his duties for Roxio, that he has engaged in willful misconduct, or that he has been convicted of a felony or any crime involving moral turpitude.

In the event of a Change of Control (as defined in our 2001 Stock Plan), 25% of Mr. Carpenter’s unvested options will vest automatically and the remaining options will continue to vest at the same rate as prior to the Change of Control. If Mr. Carpenter’s employment is not terminated within 12 months after the date of a Change of Control, an additional 25% of his then unvested options will also vest automatically and the remaining options will continue to vest at the same rate as prior to such acceleration. Finally, in the event that Mr. Carpenter is terminated without cause within 12 months after the date of a Change of Control, 100% of his options will automatically vest.

Employee Benefit Plan Change of Control Provisions

2000 Stock Option Plan

General.    The 2000 Stock Option Plan, referred to as the 2000 Stock Plan, was adopted by our Board of Directors and approved by Adaptec, our sole stockholder, in November 2000. The 2000 Stock Plan was amended in February of 2001 by the Board of Directors. Our 2000 Stock Plan provides for the grant of incentive stock options to employees, including officers and employee directors, and for the grant of nonstatutory stock options to employees, directors and consultants.

Adjustments upon Change of Control.    Our 2000 Stock Plan provides that, in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option. In addition, 25% of all outstanding and unvested options shall automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then unvested shares subject to his or her option will accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting and exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option as to all of the shares subject to the option, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option will terminate upon the expiration of the 15-day period.

2001 Stock Plan

General.    The 2001 Stock Plan was adopted by our Board of Directors and approved by Adaptec, our sole stockholder, in April 2001. The 2001 Stock Plan was amended in November 2001 and August 2003 by the Board of Directors. Our 2001 Stock Plan provides for the grant of incentive stock options to employees, including officers and employee directors, and for the grant of nonstatutory stock options and stock purchase rights to employees, directors and consultants.

Adjustments upon Change of Control.    Our 2001 Stock Plan provides that in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option or stock purchase right. In addition, 25% of all outstanding and unvested options will automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then unvested shares subject to his or her option or stock purchase right shall accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

2001 Director Option Plan

General.    Our Board of Directors adopted the 2001 Director Option Plan, referred to as the Director Plan, in April 2001. The 2001 Stock Plan was amended in November 2001 by the Board of Directors. The Director Plan provides for the periodic grant of nonstatutory stock options to our non-employee directors.

Adjustments upon Change of Control.    In the event of a change of control of us, including our merger with or into another corporation in which our stockholders before such transaction do not continue to hold at least 50% of the successor or resulting entity, or a sale of substantially all of our assets, all of the options granted under the Director Plan shall immediately become 100% vested and exercisable. All options will terminate following the change of control transaction.

2002 Stock Plan

General.    The 2002 Stock Plan was adopted by our Board of Directors in January 2002 and no stockholder approval was required. Our 2002 Stock Plan provides for the grant of nonstatutory stock options and stock purchase rights to employees and consultants, other than officers and directors.

Adjustments upon Change of Control.    Our 2002 Stock Plan provides that in the event of a change of control of us, including our merger with or into another corporation or a sale of substantially all of our assets, the successor corporation will assume or substitute an equivalent award for each option or stock purchase right. In addition, 25% of all outstanding and unvested options will automatically become vested and exercisable upon a change of control. If following such an assumption or substitution, the holder of an option or stock purchase right is terminated without cause within 12 months following a change of control, then the vesting and exercisability of 100% of the then unvested shares subject to his or her option or stock purchase right shall accelerate. In addition, on the 12-month anniversary of a change of control, each optionee who remains a service provider since the change of control will have his or her vesting exercisability accelerated as to 25% of his or her unvested shares. If the outstanding options or stock purchase rights are not assumed or substituted for in connection with a change of control, the administrator will provide notice to the optionee that he or she has the right to exercise the option or stock purchase right as to all of the shares subject to the option or stock purchase right, including shares which would not otherwise be exercisable, for a period of 15 days from the date of the notice. The option or stock purchase right will terminate upon the expiration of the 15-day period.

SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

The following table sets forth, as of July 24, 2003, certain information with respect to the beneficial ownership of our common stock by:

•	each person or group of affiliated persons known by us to own beneficially more than 5% of the outstanding shares of our common stock;

•	each of our directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated below, the persons in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name	Shares of Common Stock Beneficially Owned(1)	Percentage of Outstanding Shares Owned
5% or Greater Stockholders
Entities affiliated with Universal Music Group, Inc.(2)	1,957,262	7.12%
Entities affiliated with Sony Music Entertainment, Inc.(3)	1,957,262	7.12
Entities affiliated with Firsthand Technology Value Fund(4)	1,412,000	5.14

Executive Officers and Directors
Wm. Christopher Gorog(5)	823,347	2.91
Thomas J. Shea(6)	283,916	1.02
R. Elliot Carpenter(7)	126,341	*
Michael J. Bebel	500	*
Vernon E. Altman(8)	11,719	*
Richard J. Boyko(9)	17,624	*
Joseph C. Kaczorowski(10)	18,752	*
Lawrence Kenswil(11)	1,957,262	7.12
Brian C. Mulligan(12)	1,563	*
Robert Rodin(10)	18,752	*
All directors and executive officers as a group (10 persons)(13)	3,259,776	11.33

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person and the percentage ownership of that person includes shares of common stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days of July 24, 2003. As of July 24, 2003, there were 27,488,248 outstanding shares of common stock. The shares beneficially owned include shares that may be purchased through the Roxio 2001 Employee Stock Purchase Plan on August 15, 2003.
(2)	According to a Schedule 13D filed jointly by UMG Duet Holdings, Inc. (“UMG”), Universal Music Group, Inc. and Vivendi Universal S.A. on May 29, 2003, UMG shares with Universal Music Group, Inc. and Vivendi Universal S.A. voting and dispositive power with respect to these 1,957,262 shares. The address for UMG and Universal Music Group, Inc. is 2220 Colorado Avenue, Santa Monica, California 90404. The address for Vivendi Universal S.A. is 42 Avenue de Friedland, 75380 Paris, Cedex 08, France.
(3)	According to a Schedule 13D filed jointly by SMEI Duet Holdings, Inc., (“SMEI”) and Sony Corporation of America on May 29, 2003, SMEI shares with Sony Music Entertainment, Inc. and Sony Corporation of America voting and dispositive power with respect to these 1,957,262 shares. The address for SMEI Duet Holdings, Inc., Sony Music Entertainment, Inc. and Sony Corporation of America is 550 Madison Avenue, New York, New York 10022.

(4)	Includes 412,000 shares of Roxio common stock held by two other series of Firsthand Funds, Firsthand Technology Innovators Fund and Firsthand E-Commerce Fund. As of July 24, 2003, Firsthand Technology Value Fund has not filed a Schedule 13D or Schedule 13G with respect to its ownership of these 1,412,000 shares of Roxio Common Stock. The address for Firsthand Technology Value Fund is 125 South Market, Suite 1200, San Jose, CA 95113-2206.
(5)	Includes options to purchase 819,597 shares of our common stock within 60 days of July 24, 2003 and 750 purchasable through the Roxio 2001 Employee Stock Purchase Plan on August 15, 2003.
(6)	Includes options to purchase 279,347 shares of our common stock within 60 days of July 24, 2003 and 750 purchasable through the Roxio 2001 Employee Stock Purchase Plan on August 15, 2003.
(7)	Includes options to purchase 122,799 shares of our common stock within 60 days of July 24, 2003 and 750 purchasable through the Roxio 2001 Employee Stock Purchase Plan on August 15, 2003.
(8)	Includes options to purchase 11,719 shares of our common stock within 60 days of July 24, 2003.
(9)	Includes options to purchase 15,624 shares of our common stock within 60 days of July 24, 2003.
(10)	Includes options to purchase 18,752 shares of our common stock within 60 days of July 24, 2003.
(11)	Includes 1,957,262 shares held by UMG, a wholly-owned subsidiary of Universal Music Group, Inc., granted pursuant to the acquisition agreement among Roxio, UMG and SMEI, a wholly-owned subsidiary of Sony Music Entertainment, Inc. through which Roxio acquired substantially all ownership of Napster LLC (d/b/a Pressplay) (the “Acquisition Agreement”). Mr. Kenswil is president of Universal eLabs, a division of Universal Music Group, Inc. Accordingly, Mr. Kenswil may be deemed to be a beneficial owner of the shares of common stock held of record by Universal Music Group, Inc. Mr. Kenswil disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Mr. Kenswil was appointed to the board of directors of Roxio by UMG pursuant to its rights under the Acquisition Agreement. See note 2 above.
(12)	Includes options to purchase 1,563 shares of our common stock within 60 days of July 24, 2003.
(13)	Includes options to purchase 1,288,153 shares of our common stock within 60 days of July 24, 2003 and 2,250 purchasable through the Roxio 2001 Employee Stock Purchase Plan on August 15, 2003. See notes 5-12 above.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Director and Officer Indemnification

We have entered into indemnification agreements with each of our executive officers and directors that contain provisions that may require us, among other things:

(i)	to indemnify our officers and directors against certain liabilities that may arise by reason of their status or service as officers or directors (other than liabilities that arise from willful misconduct of a culpable nature);

(ii)	to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified; and

(iii)	to obtain directors’ and officers’ insurance if available on reasonable terms.

We maintain an insurance policy covering our officers and directors under which the insurer has agreed to pay the amount of any claim made against our officers or directors that such officers or directors may otherwise be required to pay or for which we are required to indemnify such officers and directors, subject to certain exclusions and conditions. The policy has a coverage limit of $25,000,000.

Napster LLC entered into a content distribution relationship with Universal Music Group, Inc., pursuant to which Napster LLC may distribute certain Universal Music Group, Inc. music content through Napster’s online distribution network. Napster pays fees based on streaming and downloading of the music content. Larry Kenswil, a director of Roxio, is an executive officer of Universal Music Group, Inc.

Roxio, Inc. entered into a limited liability company operating agreement (“Operating Agreement”) with UMG as part of Roxio’s acquisition of Napster LLC. The Operating Agreement entitles UMG to a quarterly distribution of ten percent (10%) of Napster’s cumulative cash flows as defined in the Operating Agreement, up to a total amount of approximately $6,200,000.

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will be voted in accordance with the best judgment of the person or persons voting such proxies.

ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information we file at the Securities and Exchange Commission’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at http://www.sec.gov.

By order of the Board of Directors

William E. Growney, Jr.

Secretary

Santa Clara, California,

August 18, 2003

ALL STOCKHOLDERS ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY.

APPENDIX A

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF ROXIO, INC.

1.    Purpose; Limitations on Duties.    The purpose of the Committee is to assist the Board of Directors (the “Board”) of Roxio, Inc. (the “Company”) in overseeing the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and to prepare the annual report of the Audit Committee required by applicable Securities and Exchange Commission (“SEC”) disclosure rules. Among the matters the Committee will oversee are (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent auditors’ qualifications and independence, and (d) the performance of the Company’s independent auditors.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

2.    Membership; Appointment; Financial Expert.    The Committee will consist of three or more directors of the Company’s Board. All members of the Committee must be directors who meet the knowledge requirements and the independence requirements of applicable law and NASDAQ in effect from time to time. The members of the Committee will be appointed by and serve at the discretion of the Board. The Chairperson of the Committee will be appointed by the Board. To the extent practicable, at least one member of the Committee shall qualify as an “audit committee financial expert,” as defined in the Instructions to Item 401 of Regulation S-K of the Securities and Exchange Commission. The Company will disclose in the annual report required by Section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”) whether or not it has at least one member who is an audit committee financial expert.

3.    Specific Responsibilities and Duties.    The Board delegates to the Committee the express responsibility and authority to do the following, to the fullest extent permitted by applicable law and the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws (the “Bylaws”):

3.1    Independent Auditors

(a)  Selection; Fees.    Be solely and directly responsible for the appointment, compensation, retention, evaluation, and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and, where appropriate, the termination and replacement of such firm. Such independent auditors shall report directly to and be ultimately accountable to the Committee. The Committee has the ultimate authority to approve all audit engagement fees and terms.

(b)  Audit Team.    Review the experience and qualifications of the senior members of the independent auditors’ team.

(c)  Scope of Audit.    Review, evaluate and approve the annual engagement proposal of the independent auditors (including the proposed scope and approach of the annual audit).

(d)  Lead Audit Partner Review, Evaluation and Rotation.    Review and evaluate the lead partner of the independent auditors. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditors are rotated at least every five years.

(e)  Pre-Approval of Audit and Non-Audit Services.    Pre-approve all auditing services and all non-audit services permitted to be performed by the independent auditors. Such pre-approval can be given as part of the Committee’s approval of the scope of the engagement of the independent auditors or on an individual basis. The pre-approval of non-audit services can be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next regularly scheduled meeting.

(f)  Review Problems.    Review with the independent auditors any audit problems or difficulties the independent auditors may have encountered in the course of its audit work, and management’s responses, including: (i) any restrictions on the scope of activities or access to requested information; and (ii) any significant disagreements with management.

(g)  Related Party Transactions.    Review and approve all related-party transactions.

3.2    Financial Reporting

(a)  Annual Financials.    Review and discuss with management and the independent auditors the Company’s annual audited financial statements, (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Committee deems material, prior to the public release of such information. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the 1934 Act. Recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

(b)  Quarterly Financials.    Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including the Company disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the results of the independent auditors’ reviews of the quarterly financial statements, and other matters that the Committee deems material prior to the public release of such information.

(c)  Accounting Principles.    Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards (“SAS”) 61.

(d)  Judgments.    Review reports prepared by management or by the independent auditors relating to significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

(e)  Press Releases.    Discuss earnings press releases with management (including the type and presentation of information to be included in earnings press releases), as well as financial information and earnings guidance provided to analysts and rating agencies.

3.3    Financial Reporting Processes; CEO and CFO Certifications

(a)  Internal and External Controls.    In consultation with the independent auditors and the Company’s financial and accounting personnel, review the integrity, adequacy and effectiveness of the Company’s accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(b)  Reports from Independent Auditors.    Obtain and review timely reports from the independent auditors regarding:

(i)	all critical accounting policies and practices to be used by the Company;

(ii)	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(iii)	all other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

(c)  CEO and CFO Certifications.    Discuss with the Chief Executive Officer and the Chief Financial Officer the processes involved in and any material required as a result of the Form 10-K and 10-Q certification process concerning deficiencies in design or operation of internal controls or any fraud involving management or employees with a significant role in the Company’s internal controls.

3.4    Legal and Regulatory Compliance

(a)  SEC Report.    Prepare the annual report included in the Company’s proxy statement as required by the proxy rules under the 1934 Act.

(b)  Reports from Others.    Obtain such reports from management, auditors, the general counsel, tax advisors or any regulatory agency as the Committee deems necessary regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material effect on the Company’s financial statements and the consideration of those matters in preparing the financial statements.

(c)  Code of Ethics; Waivers.    Approve and monitor the Company’s compliance with a Code of Ethics required by applicable law or exchange listing standards and covering the conduct and ethical behavior of directors, officers and employees, and approve in advance any amendments to it or waivers of it for directors, executive officers and senior financial officers.

(d)  Complaints.    Establish procedures for the receipt, retention and treatment of complaints received by the Company from Company employees regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

3.5    Annual Evaluation of Charter

(a)  Review and Publication of Charter.    Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish this Charter as required by applicable law.

4.    Reports to Board; Meetings, Minutes.

4.1    Executive Sessions.    The Committee shall meet with each of the independent auditors, internal auditors (or other personnel responsible for the Company’s internal audit function) and management in separate executive sessions regularly (with such frequency as it determines) to discuss any matters that the Committee or these groups believe should be discussed privately.

4.2    Other Meetings.    Other meetings will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines, but the Committee shall meet at least quarterly. Special meetings of the Committee may be called by the Chairperson and will be called promptly upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated, if practicable, to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s Bylaws applicable to meetings of Board committees will govern meetings of the Committee.

4.3    Minutes.    Minutes of each meeting will be kept.

5.    Subcommittees.    The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee.

6.    Advisors and Counsel; Reliance; Investigations; Cooperation.

6.1    Retention of Advisors and Counsel.    The Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at the Company’s expense, such independent or outside legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, determined by it, from the Company.

6.2    Reliance Permitted.    The Committee will act in reliance on management, the Company’s independent auditors, internal auditors, and advisors and experts, as it deems necessary or appropriate.

6.3    Investigations.    The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

6.4    Required Participation of Employees.    The Committee shall have unrestricted access to the Company’s employees, independent auditors, internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent auditors to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.

7.    Rules and Procedures.    Except as expressly set forth in this Charter or the Company’s Bylaws or Corporate Governance Guidelines, or as otherwise provided by law or the rules of NASDAQ, the Committee shall establish its own rules and procedures.

APPENDIX B

ROXIO, INC.

2003 STOCK PLAN

1.    Purposes of the Plan.    The purposes of this 2003 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant.

2.    Definitions.    As used herein, the following definitions shall apply:

(a)  “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)  “Applicable Laws” means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options are, or will be, granted under the Plan.

(c)  “Board” means the Board of Directors of the Company.

(d)  “Cause” shall have the meaning as set forth in Section 12(f)(ii) of the Plan.

(e)  “Change of Control” shall have the meaning as set forth in Section 12(f)(i) of the Plan.

(f)  “Code” means the Internal Revenue Code of 1986, as amended.

(g)  “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(h)  “Common Stock” means the common stock of the Company.

(i)  “Company” means ROXIO, Inc., a Delaware corporation.

(j)  “Continuous Status as an Employee” means the absence of any interruption or termination of the employment relationship by the Company or any Parent or Subsidiary. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Board, provided that such leave is for a period of not more than ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; or (iv) in the case of transfers between locations of the Company or between the Company, its Parent or Subsidiaries or its successor. If reemployment upon expiration of a leave of absence in excess of ninety (90) days is not guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option.

(k)  “Director” means a member of the Board.

(l)  “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(m)  “Employee” means any person, including Officers whether or not Directors, employed by the Company or any Parent or Subsidiary of the Company. A person shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(n)  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(o)  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)  If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)  If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)  In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(p)  “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(q)  “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(r)  “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option grant. The Notice of Grant is part of the Option Agreement.

(s)  “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(t)  “Option” means a stock option granted pursuant to the Plan.

(u)  “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(v)  “Option Exchange Program” means a program whereby outstanding Options are surrendered in exchange for Options with a lower exercise price.

(w)  “Optioned Stock” means the Common Stock subject to an Option.

(x)  “Optionee” means the holder of an outstanding Option granted under the Plan.

(y)  “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(z)  “Plan” means this Roxio, Inc. 2003 Stock Plan.

(aa)  “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(bb)  “Section 16(b)” means Section 16(b) of the Exchange Act.

(cc)  “Share” means a share of the Common Stock, as adjusted in accordance with Section 12 of the Plan.

(dd)  “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.    Stock Subject to the Plan.    Subject to the provisions of Section 12 of the Plan, the maximum aggregate number of Shares that may be optioned and sold under the Plan is 1,100,000 Shares. The Shares available under the Plan may be authorized, but unissued, or reacquired Common Stock. If an Option expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange Program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4.    Administration of the Plan.

(a)  Procedure.

(i)  Multiple Administrative Bodies.    Different Committees may administer the Plan. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Company, its powers under the Plan (a) to designate the Employees who will receive Options, and (b) to determine the number of Options to be received by them, pursuant to a resolution that specifies the total number of Options that may be granted under the delegation, provided that no officer may be delegated the power to designate himself or herself as a recipient of such Options.

(ii)  Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)  Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)  Other Administration.    Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)  Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)  to determine the Fair Market Value;

(ii)  to select the Employees to whom Options may be granted hereunder;

(iii)  to determine the number of shares of Common Stock to be covered by each Option granted hereunder;

(iv)  to approve forms of agreement for use under the Plan;

(v)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)  subject to stockholder approval to the extent required pursuant to Section 14, to reduce the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such Option shall have declined since the date the Option was granted;

(vii)  subject to stockholder approval to the extent required pursuant to Section 14, to institute an Option Exchange Program;

(viii)  to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

(ix)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(x)  to modify or amend each Option (subject to Section 14(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(xi)  to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(xii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option previously granted by the Administrator;

(xiii)  to make all other determinations deemed necessary or advisable for administering the Plan.

(c)  Effect of Administrator’s Decision.    The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

5.    Eligibility.    Options may be granted under this Plan only to Employees. Consultants and Directors who are not also Employees are not eligible for Options under this Plan.

6.    Limitations.

(a)  Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b)  Neither the Plan nor any Option shall confer upon an Optionee any right with respect to continuing the Optionee’s relationship as an employee of the Company or any Parent or Subsidiary, nor shall they interfere in any way with the Optionee’s right or the Company’s, Subsidiary’s or Parent’s, as applicable, right to terminate such employment at any time, with or without cause.

(c)  No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12. If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 12), the cancelled Option will be counted against the foregoing limitation. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

7.    Term of Plan.    Subject to Section 18 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 14 of the Plan.

8.    Term of Option.    The term of each Option (Incentive or Nonstatutory) shall be stated in the Option Agreement; provided that the maximum term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9.    Option Exercise Price and Consideration.

(a)  Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)  In the case of an Incentive Stock Option

(A)  granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

(B)  granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)  In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator. In the case of a Nonstatutory Stock Option intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(b)  Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c)  Form of Consideration.    The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)  cash;

(ii)  check;

(iii)  promissory note;

(iv)  other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)  consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)  a reduction in the amount of any Company liability to the Optionee, including any liability attributable to the Optionee’s participation in any Company-sponsored deferred compensation program or arrangement;

(vii)  any combination of the foregoing methods of payment; or

(viii)  such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

10.    Exercise of Option.

(a)  Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 12 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b)  Termination of Relationship as an Employee.    If an Optionee ceases to be an Employee, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety (90) days following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan, unless otherwise provided for in the Option Agreement. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c)  Disability of Optionee.    If an Optionee ceases to be an Employee as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d)  Death of Optionee.    If an Optionee dies while an Employee, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for six (6) months following the Optionee’s date of death. If an Optionee dies while an Employee, then any of Optionee’s Options that are not yet exercisable and vested on the date of death of the Optionee shall immediately become one hundred percent (100%) vested and exercisable. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e)  Buyout Provisions.    The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

11.    Non-Transferability of Options.    Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such Option shall contain such additional terms and conditions as the Administrator deems appropriate.

12.    Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a)  Changes in Capitalization.    Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)  Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option applicable to any Shares purchased upon exercise of an Option shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c)  Change of Control.    In the event of a Change of Control of the Company each outstanding Option shall be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option shall be considered assumed if, following the Change of Control, the option or right confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(d)  Change of Control.    In the event of a Change of Control of the Company (as such term is defined in paragraph (f) below), then any Options outstanding upon the date of such Change of Control that are not yet exercisable and vested on such date shall have their vesting accelerated as to an additional twenty-five percent (25%) of the unvested Shares subject to such Options as of the date of such Change of Control, and such Stock Options shall continue to otherwise vest, (subject to (i) Optionee remaining in Continuous Status as an Employee, and (ii) accelerated vesting as provided for in Sections 12(c) or 12(e) of this Plan) at the same rate and as to the same number of Shares per vesting period as immediately prior to the Change of Control. For example, if an Optionee holds an Option that is fifty percent (50%) vested immediately prior to the date of a Change of Control, which Option ordinarily vests so as to be one hundred percent (100%) vested four years after the date of grant (subject to Optionee maintaining his or her Continuous Status as an Employee), the Option would, upon the date of the Change of Control, become vested as to an additional twelve and one-half percent (12.5%) of the total number of Shares covered by the Option (that is, twenty-five percent (25%) of the fifty percent (50%) that remained unvested as of the date of the Change of Control). The Option would resume vesting (subject to (i) Optionee maintaining his or her Continuous Status as an Employee, and (ii) accelerated vesting as provided for in Sections 12(c) or 12(e) of this Plan) so as to be one hundred percent (100%) vested three and one-half (3 1/2) years following the date of grant. On the twelve month anniversary date (the “Anniversary Date”) following the date of the Change of Control each Employee who is an Optionee shall have twenty-five percent (25%) of the unvested Shares subject to such Options as of the Anniversary Date accelerated, provided, however, that such Optionee was an Employee on the date the Change of Control occurred and is an Employee on the

Anniversary Date. For purposes of this Section 12(d), any acceleration applies only to options that have not expired.

(e)  In the event an Optionee is involuntarily terminated without Cause within twelve (12) months following a Change of Control of the Company (as such terms are defined in Section 12(f) below), then any unexpired Options outstanding upon the date of such Change of Control that are not yet exercisable and vested on such date shall become one hundred percent (100%) exercisable and vested. Notwithstanding the foregoing, (unless Optionee is party to a duly authorized written agreement with the Company providing otherwise) this Plan does not constitute a contract of employment or impose on the Company any obligation to retain the Optionee, or to change the Company’s policies regarding termination of employment or other provision of services. The employment of Optionees who are Employees is and shall continue to be at-will, as defined under applicable law, and may be terminated at any time, with or without cause.

(f)  Definitions.

(i)  Change of Control.    For purposes of this Section, a “Change of Control” means the occurrence of any of the following:

(A)  When any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act (other than the Company, a Subsidiary or a Company employee benefit plan, including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities;

(B)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (I) are directors of the Company as of the date hereof, or (II) are appointed elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such appointment election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company);

(C)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(D)  The consummation of the sale or disposition by the Company of all or substantially all the Company’s assets.

(ii)  Cause.    For purposes of this Section 12, “Cause” shall mean (A) any act of personal dishonesty taken by the Optionee in connection with his responsibilities as an employee to the Company or a Parent or Subsidiary and intended to result in substantial personal enrichment of the Optionee, (B) the Optionee’s conviction of a felony, or (C) a willful act by the Optionee which constitutes gross misconduct and which is injurious to the Company, or (D) continued substantial violations by the Optionee of the Optionee’s duties to the Company which are demonstrably willful and deliberate on the Optionee’s part after there has been delivered to the Optionee a written demand for performance from the Company which specifically sets forth the factual basis for the Company’s belief that the Optionee has committed continued substantial violations of his or her duties.

(g)  Golden Parachute Excise Tax Vesting Acceleration Limitation.    Notwithstanding any other provision of this Plan, in the event that the vesting acceleration provided for in this Plan or amounts or benefits otherwise payable to an Optionee (i) constitute “parachute payments” within the meaning of Section 280G of the Code, and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then the Optionee’s accelerated vesting hereunder shall be either:

(i)  made in full, or

(ii)  made as to such lesser extent as would result in no portion of such acceleration, amounts or benefits being subject to the Excise Tax,

whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by the Optionee on an after-tax basis, of the greatest amount of severance benefits, notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Optionee otherwise agree in writing, any determination required under this Section shall be made in writing in good faith by the accounting firm serving as the Company’s independent public accountants immediately prior to the Change of Control (the “Accountants”). In the event of a reduction in benefits hereunder, the Optionee shall be given the choice of which benefits to reduce. For purposes of making the calculations required by this Section, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Optionee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section.

13.    Date of Grant.    The date of grant of an Option shall be, for all purposes, the date on which the Administrator makes the determination granting such Option, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Optionee within a reasonable time after the date of such grant.

14.    Amendment and Termination of the Plan.

(a)  Amendment and Termination.    The Board may at any time amend, alter, suspend or terminate the Plan.

(b)  Stockholder Approval.    The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. The Administrator may not, without stockholder approval, cancel or amend an outstanding Option granted under this Plan (pursuant to an Option Exchange Program or otherwise) for the purpose of replacing or re-granting the Option with an exercise price that is less than the Fair Market Value of a Share on the date of the original award; provided, however, that adjustments pursuant to Section 12 shall not require stockholder approval.

(c)  Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Options granted under the Plan prior to the date of such termination.

15.    Conditions Upon Issuance of Shares.

(a)  Legal Compliance.    Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)  Investment Representations.    As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

16.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

17.    Reservation of Shares.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

18.    Stockholder Approval.    This Plan was approved by the Board on August 15, 2003 and is subject to approval by the stockholders of the Company within twelve (12) months after such date. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

APPENDIX C

ROXIO, INC.

AMENDED AND RESTATED 2001 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2001 Employee Stock Purchase Plan of Roxio, Inc.

1.    Purpose.  The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a)    “Board” shall mean the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Section 14 of the Plan.

(b)    “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c)    “Common Stock” shall mean the common stock of the Company.

(d)    “Company” shall mean Roxio, Inc. and any Designated Subsidiary of the Company.

(e)    “Compensation” shall mean all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

(f)    “Designated Subsidiary” shall mean any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(g)    “Employee” shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least 20 hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(h)    “Enrollment Date” shall mean the first Trading Day of each Offering Period.

(i)    “Exercise Date” shall mean the last Trading Day of each Purchase Period.

(j)    “Fair Market Value” shall mean, as of any date, the value of Common Stock determined as follows:

(i)    If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)    If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock prior to the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(iii)    In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or

(iv)    For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the fair market value of the Common Stock on the first tracking day on or after the date on which the Company’s registration statement in Form 10 is declared effective by the Securities and Exchange Commission.

(k)    “Offering Periods” shall mean the periods of approximately 24 months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after February 15 and August 15 of each year and terminating on the last Trading Day in the periods ending 24 months later; provided, however, that the first Offering Period under the Plan shall commence on May 14, 2001 provided that on such date the Securities and Exchange Commission has declared the Company’s Registration Statement effective, and in the event the Company’s Registration Statement has not been declared effective such later date as is determined in the sole and absolute discretion of the Board. In the event the first Offering Period commences on May 14, 2001, the Offering Period shall end on July 31, 2003, and in the event that the first offering period commences on a later date as determined by the Board, the Offering Period shall end on the date determined by the Board, which date shall be not later than 27 months after its commencement. The duration and timing of Offering Periods may be changed pursuant to Section 4 of this Plan.

(l)    “Plan” shall mean this Amended and Restated 2001 Employee Stock Purchase Plan.

(m)    “Purchase Period” shall mean the approximately six (6) month period commencing after one Exercise Date and ending with the next Exercise Date, except that the first Purchase Period of any Offering Period shall commence on the Enrollment Date and end with the next Exercise Date.

(n)    “Purchase Price” shall mean 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Section 20.

(o)    “Registration Statement” shall mean the Company’s registration statement on Form S-8, or any such similar successor form which registers shares of Common Stock issuable hereunder.

(p)    “Reserves” shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

(q)    “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

(r)    “Trading Day” shall mean a day on which national stock exchanges and the Nasdaq National Market and/or Nasdaq SmallCap Market are open for trading.

3.    Eligibility.

(a)    First Offering Period.  Any individual who is an Employee immediately prior to the first Offering Period shall be automatically enrolled in the first Offering Period.

(b)    Subsequent Offering Periods.

(i)    Any individual who is an Employee of the Company on a given Enrollment Date shall be eligible to participate in the Plan.

(ii)    Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds $25,000 worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4.    Offering Periods.  The Plan shall be implemented by consecutive, overlapping Offering Periods with a new Offering Period commencing on the first Trading Day on or after February 15 and August 15 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 20 hereof; provided, however, that the first Offering Period under the Plan shall commence on May 14, 2001 provided that on such date the Company has filed the Registration Statement with the Securities and Exchange Commission, and in the event the Company has not filed the Registration Statement with the Securities and Exchange Commission, such later date as is determined in the sole and absolute discretion of the

Board. In the event the first Offering Period commences on May 14, 2001, the Offering Period shall end on July 31, 2003, and in the event that the first offering period commences on a later date as determined by the Board, the Offering Period shall end on the date determined by the Board, which date shall be not later than 27 months after its commencement. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.    Participation.

(a)    First Offering Period.  An Employee shall be entitled to participate in the first Offering Period only if (i) such individual submits a subscription agreement authorizing payroll deductions (in the form attached hereto as Exhibit A) to this Plan (ii) such subscription agreement is submitted no sooner than the effective date of the Registration Statement with respect to the issuance of Common Stock under this Plan and, no later than the later of (x) May 25, 2001 or (y) five (5) days from the effective date of the Registration Statement (the “Enrollment Window”). An Employee’s failure to submit the subscription agreement during the Enrollment Window shall result in the automatic termination of such individual’s participation in the Plan.

(b)    Subsequent Offering Periods.  An Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

(c)    Payroll Deductions.  Payroll deductions for a participant shall commence on the first payday following the Enrollment Date and shall end on the last payday in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof; provided; however, that for the first Offering Period, payroll deductions shall commence on the first payday on or following the end of the Enrollment Window.

6.    Payroll Deductions.

(a)    At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not less than one percent (1%) and not exceeding ten percent (10%) of the Compensation which he or she receives on the pay day immediately preceding the Exercise Date, and the aggregate of such payroll deductions during the Offering Period shall not exceed ten percent (10%) of his or her aggregate Compensation during said Offering Period.

(b)    All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

(c)    A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(d)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during a Purchase Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e)    At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7.    Grant of Option.  On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Purchase Period more than 750 shares of the Company’s Common Stock (subject to any adjustment pursuant to Section 19), and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. The Employee may accept the grant of such option by turning in a completed and signed subscription agreement to the Company on or prior to the first day of the Offering Period, or with respect to the first Offering Period, prior to the last day of the Enrollment Window. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase during each Purchase Period of such Offering Period. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The option shall expire on the last day of the Offering Period.

8.    Exercise of Option.

(a)    Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant’s account which are not sufficient to purchase a full share shall be retained in the participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the participant as provided in Section 10 hereof. Any other monies left over in a participant’s account after the Exercise Date shall be returned to the participant. During a participant’s lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

(b)    If the Board determines that, on a given Exercise Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Exercise Date, the Board may in its sole discretion (x) provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect, or (y) provide that the Company shall make a pro rata allocation of the shares available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 hereof. The Company may make pro rata allocation of the shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

9.    Delivery.  As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

10.    Withdrawal.

(a)    A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant’s payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

(b)    A participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

(c)    In the event an Employee fails to remain customarily employed by the Company for at least 20 hours per week during an Offering Period in which the Employee is a participant, the Employee will be deemed to have elected to withdraw from the Plan and the payroll deductions credited to his or her account will be paid to such person promptly.

11.    Termination of Employment.  Upon a participant’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant’s account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15 hereof, and such participant’s option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant’s customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

12.    Interest.  No interest shall accrue on the payroll deductions of a participant in the Plan.

13.    Stock.

(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 950,000 shares plus an annual increase to be added on the first day of the Company’s fiscal year beginning in fiscal 2005, equal to the lesser of (i) 100,000, (ii) 1.5% of the outstanding shares on such date or (iii) a lesser amount determined by the Board.

(b)    The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

(c)    Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

14.    Administration.  The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

15.    Designation of Beneficiary.

(a)    A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant’s account under the Plan in the event of such participant’s death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

(b)    Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

16.    Transferability.  Neither payroll deductions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

17.    Use of Funds.  All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

18.    Reports.  Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

19.     Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)    Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each participant may purchase each Purchase Period (pursuant to Section 7), as well as the price per share and the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b)    Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board.

The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

(c)    Merger or Asset Sale.  In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, any Purchase Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”) and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant has withdrawn from the Offering Period as provided in Section 10 hereof.

20.    Amendment or Termination.

(a)    The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 19 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 19 and this Section 20 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

(b)    Without stockholder consent and without regard to whether any participant rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

(c)    In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)    altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

(ii)    shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii)    allocating shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Plan participants.

21.    Notices.  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

22.    Conditions Upon Issuance of Shares.  Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

23.    Term of Plan.  The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 20 hereof.

24.    Automatic Transfer to Low Price Offering Period.  To the extent permitted by any applicable laws, regulations, or stock exchange rules if the Fair Market Value of the Common Stock on any Exercise Date in an Offering Period is lower than the Fair Market Value of the Common Stock on the Enrollment Date of such Offering Period, then all participants in such Offering Period shall be automatically withdrawn from such Offering Period immediately after the exercise of their option on such Exercise Date and automatically re-enrolled in the immediately following Offering Period as of the first day thereof.

EXHIBIT A

ROXIO, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

SUBSCRIPTION AGREEMENT

___________ Original Application ___________ Change in Payroll Deduction Rate ___________ Change of Beneficiary(ies)	Enrollment Date:___________

1.	__________________ hereby elects to participate in the Roxio, Inc. Employee Stock Purchase Plan (the “Employee Stock Purchase Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2.	I hereby authorize payroll deductions from each paycheck in the amount of ___% of my Compensation on each payday (from 1% to 10%) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3.	I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4.	I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

5.	Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only).

6.	I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7.	I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

8.	In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print)	(First) (Middle) (Last)

Relationship

(Address)

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Spouse’s Signature (If beneficiary other than spouse)

EXHIBIT B

ROXIO, INC.

2001 EMPLOYEE STOCK PURCHASE PLAN

NOTICE OF WITHDRAWAL

The undersigned participant in the Offering Period of the Roxio, Inc. Employee Stock Purchase Plan which began on ___________, _______ (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participant:
Signature: Date:

PROXY

[FRONT OF PROXY CARD]

ROXIO, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

OF THE COMPANY FOR ANNUAL MEETING, SEPTEMBER 18, 2003

The undersigned, a stockholder of ROXIO, INC., a Delaware corporation, acknowledges receipt of a copy of the Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and a copy of Roxio’s Annual Report to Stockholders for its fiscal year ended March 31, 2003; and, revoking any proxy previously given, hereby constitutes and appoints Wm. Christopher Gorog and R. Elliot Carpenter and each of them, his or her true and lawful agents and proxies with full power of substitution in each, to vote the shares of Common Stock of Roxio standing in the name of the undersigned at the Annual Meeting of Stockholders of Roxio to be held at the company’s headquarters at 455 El Camino Real, Santa Clara, California 95050 on September 18, 2003 at 10:00 a.m. local time, and at any adjournment thereof, on all matters coming before said meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1, PROPOSAL 2, PROPOSAL 3 AND PROPOSAL 4. IF ANY NOMINEE BECOMES UNAVAILABLE FOR ANY REASON, THE PERSONS NAMED AS PROXIES SHALL VOTE FOR THE ELECTION OF SUCH OTHER PERSON AS THE BOARD OF DIRECTORS MAY PROPOSE TO REPLACE SUCH NOMINEE.

Address Change/Comments (Mark the corresponding box on the reverse side):

(continued and to be marked, dated and signed on the other side)

Please mark here for Address Change or Comments	☐
SEE REVERSE SIDE

[BACK OF PROXY CARD]

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4.

1.	Election of members of Roxio’s Board of Directors for a three-year term expiring in 2006.

Joseph C. Kaczorowski and Brian C. Mulligan

☐	For these nominees*

☐	Withheld for all

*	(Authority to vote for any nominee may be withheld by lining through that nominee’s name.)

2.	Approval of adoption of 2003 Stock Plan.

☐	For

☐	Against

☐	Abstain

3.	Approval of amendment to the 2001 Employee Stock Purchase Plan to authorize additional 250,000 shares under such plan.

☐	For

☐	Against

☐	Abstain

4.	Ratification of appointment of PricewaterhouseCoopers LLP as Roxio’s independent auditors for the fiscal year ending March 31, 2004.

☐	For

☐	Against

☐	Abstain

5.	In their discretion, upon any other matters as may properly come before the meeting or at any adjournment thereof.

Dated , 2003
Signature of Stockholder

Signature if held jointly

(This Proxy must be signed exactly as your name appears hereon. Executors, administrators, trustees, etc., should give full title as such. If the shares are held in joint name, either person may sign this Proxy. If the stockholder is a corporation, a duly authorized officer should sign on behalf of the corporation and should indicate his or her title.)

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.